                                                                     Exhibit 2.2

                                                                         ANNEX A
================================================================================


                             AMENDED AND RESTATED

                             AGREEMENT AND PLAN OF

                           MERGER AND REORGANIZATION

                                 By and Among

                             QUANTUM CORPORATION,

                             INSULA CORPORATION,

                              MAXTOR CORPORATION

                                      and

                        HAWAII ACQUISITION CORPORATION

                          Dated as of October 3, 2000


================================================================================

                               TABLE OF CONTENTS

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                                                                                                                     ----
ARTICLE I DEFINITIONS.............................................................................................    A-2
   1.1    Certain Defined Terms...................................................................................    A-2
ARTICLE II SEPARATION, REDEMPTION AND MERGER......................................................................    A-8
   2.1    The Separation and Redemption...........................................................................    A-8
   2.2    The Merger..............................................................................................    A-8
   2.3    Effective Time; Closing.................................................................................    A-9
   2.4    Effect of the Merger....................................................................................    A-9
   2.5    Certificate of Incorporation and Bylaws of Surviving Corporation........................................    A-9
   2.6    Management of the Surviving Corporation.................................................................    A-9
   2.7    Effect on Capital Stock.................................................................................    A-9
   2.8    Surrender of Certificates...............................................................................   A-11
   2.9    No Further Ownership Rights in HDD Common Stock or Spinco Common Stock..................................   A-12
   2.10   Lost, Stolen or Destroyed Certificates..................................................................   A-12
   2.11   Tax and Accounting Consequences.........................................................................   A-12
   2.12   Taking of Necessary Action; Further Action..............................................................   A-12
ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................   A-12
   3.1    Organization and Good Standing..........................................................................   A-13
   3.2    Charter Documents.......................................................................................   A-13
   3.3    Capital Structure.......................................................................................   A-13
   3.4    Subsidiaries............................................................................................   A-14
   3.5    Authority...............................................................................................   A-14
   3.6    Conflicts...............................................................................................   A-14
   3.7    Consents................................................................................................   A-15
   3.8    SEC Filings; Financial Statements; Undisclosed Liabilities..............................................   A-15
   3.9    Absence of Certain Changes or Events....................................................................   A-16
   3.10   Taxes...................................................................................................   A-16
   3.11   Intellectual Property...................................................................................   A-17
   3.12   Compliance; Permits; Restrictions.......................................................................   A-18
   3.13   Litigation..............................................................................................   A-19
   3.14   Brokers' and Finders' Fees..............................................................................   A-19
   3.15   Employee Benefit Plans..................................................................................   A-19
   3.16   Absence of Liens........................................................................................   A-21
   3.17   Environmental Matters...................................................................................   A-21
   3.18   Labor Matters...........................................................................................   A-21
   3.19   Agreements, Contracts and Commitments...................................................................   A-21
   3.20   Registration Statement; Proxy Statement; Other Filings..................................................   A-22
   3.21   Board Approval..........................................................................................   A-22
   3.22   State Takeover Statutes.................................................................................   A-22
   3.23   Fairness Opinion........................................................................................   A-23
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SPINCO....................................................   A-23
   4.1    Organization and Good Standing..........................................................................   A-23
   4.2    Charter Documents.......................................................................................   A-23
   4.3    Capital Structure.......................................................................................   A-23
   4.4    Subsidiaries............................................................................................   A-24
   4.5    Authority...............................................................................................   A-24
   4.6    Conflicts...............................................................................................   A-25
   4.7    Consents................................................................................................   A-25
   4.8    SEC Filings; Financial Statements; Undisclosed Liabilities..............................................   A-26
   4.9    Absence of Certain Changes or Events....................................................................   A-26

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   4.10   Taxes...............................................................................................   A-27
   4.11   Intellectual Property...............................................................................   A-27
   4.12   Compliance; Permits; Restrictions...................................................................   A-29
   4.13   Litigation..........................................................................................   A-29
   4.14   Brokers' and Finders' Fees..........................................................................   A-29
   4.15   Employee Benefit Plans..............................................................................   A-30
   4.16   Absence of Liens....................................................................................   A-31
   4.17   Facilities..........................................................................................   A-31
   4.18   Sufficiency of HDD Assets and Parent Intellectual Property..........................................   A-32
   4.19   Environmental Matters...............................................................................   A-32
   4.20   Labor Matters.......................................................................................   A-32
   4.21   Agreements, Contracts and Commitments...............................................................   A-33
   4.22   Registration Statement; Proxy Statement; Other Filings..............................................   A-33
   4.23   Board Approval......................................................................................   A-34
   4.24   State Takeover Statutes.............................................................................   A-34
   4.25   Fairness Opinion....................................................................................   A-34
ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME.................................................................   A-34
   5.1    Conduct of Business.................................................................................   A-34
   5.2    Restricted Conduct..................................................................................   A-34
ARTICLE VI ADDITIONAL AGREEMENTS..............................................................................   A-36
   6.1    Proxy Statement/Prospectus; Registration Statement..................................................   A-36
   6.2    Meetings of Stockholders............................................................................   A-37
   6.3    Access to Information; Confidentiality..............................................................   A-39
   6.4    No Solicitation.....................................................................................   A-39
   6.5    Public Disclosure...................................................................................   A-42
   6.6    Requirements of Law.................................................................................   A-42
   6.7    Third Party Consents................................................................................   A-42
   6.8    Notification of Certain Matters.....................................................................   A-42
   6.9    Further Assurances..................................................................................   A-42
   6.10   Stock Options and Restricted Stock; Parent ESPP.....................................................   A-43
   6.11   Form S-8............................................................................................   A-44
   6.12   Insurance Policy....................................................................................   A-44
   6.13   D&O Insurance.......................................................................................   A-44
   6.14   Tax-Free Reorganization/Insurance Opinion...........................................................   A-45
   6.15   Nasdaq Listing......................................................................................   A-45
   6.16   Regulatory Filings; Commercially Reasonable Efforts.................................................   A-45
   6.17   Separation Agreements...............................................................................   A-45
   6.18   Employee Matters....................................................................................   A-45
   6.19   Affiliate Agreements................................................................................   A-47
ARTICLE VII CONDITIONS TO THE MERGER..........................................................................   A-47
   7.1    Conditions to Obligations of Each Party to Effect the Merger........................................   A-47
   7.2    Additional Conditions to Obligations of Company.....................................................   A-48
   7.3    Additional Conditions to the Obligations of Parent and Spinco.......................................   A-48
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................................................   A-49
   8.1    Termination.........................................................................................   A-49
   8.2    Notice of Termination; Effect of Termination........................................................   A-50
   8.3    Fees and Expenses...................................................................................   A-50
   8.4    Amendment...........................................................................................   A-52
   8.5    Extension; Waiver...................................................................................   A-52


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ARTICLE IX GENERAL PROVISIONS.................................................................................   A-53
   9.1    Non-Survival of Representations and Warranties......................................................   A-53
   9.2    Notices.............................................................................................   A-53
   9.3    Interpretation......................................................................................   A-53
   9.4    Counterparts........................................................................................   A-54
   9.5    Entire Agreement....................................................................................   A-54
   9.6    No Third Party Beneficiaries........................................................................   A-54
   9.7    Severability........................................................................................   A-54
   9.8    Other Remedies; Specific Performance................................................................   A-54
   9.9    Governing Law.......................................................................................   A-54
   9.10   Assignment..........................................................................................   A-54
   9.11   WAIVER OF JURY TRIAL................................................................................   A-54
   9.12   Release of Merger Sub...............................................................................   A-55
   9.13   Waiver of Certain Inaccuracies......................................................................   A-55

INDEX OF EXHIBITS
-----------------
Exhibit A Form of Parent Voting Agreement

Exhibit B Form of Company Voting Agreement

INDEX OF SCHEDULES
------------------
Schedule 1 Form of General Assignment and Assumption Agreement

Schedule 2 Form of Master Separation and Redemption Agreement

Schedule 3 Form of Tax Sharing Agreement

Schedule 4 Form of Transitional Services Agreement

Schedule 5 Form of Intellectual Property Agreement

Schedule 6 Form of Indemnification Agreement

Schedule 7 Commitment to Issue Insurance Policies

Schedule 8 Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

                  AMENDED AND RESTATED AGREEMENT AND PLAN OF
                           MERGER AND REORGANIZATION

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of October 3, 2000, by and among Quantum Corporation, a Delaware corporation ("Parent"), Insula Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Spinco"), Maxtor Corporation, a Delaware corporation ("Company"), and Hawaii Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Company ("Merger Sub").

                                   RECITALS

     WHEREAS, the parties to this Agreement entered into an Agreement and Plan of Merger and Reorganization dated as of October 3, 2000 (the "Original Agreement") which provided that, upon the terms and subject to the conditions set forth in the Original Agreement and in accordance with Delaware Law (as defined below), Parent and Company were entering into a business combination transaction pursuant to which Merger Sub would merge with Spinco, with Spinco continuing after such merger as the surviving corporation and a wholly owned subsidiary of Company.

     WHEREAS, the parties to this Agreement desire to amend and restate the Original Agreement, by means of this Agreement, to provide for the business combination transaction between Parent and Company contemplated by the Original Agreement to be effected by a merger of Spinco with and into the Company (the "Merger"), with the Company continuing after the Merger as the surviving corporation, to release Merger Sub from the Original Agreement and eliminate it as a party thereto, and to make certain other changes to the Original Agreement.

     WHEREAS, the Board of Directors of Parent has determined that, if the Merger receives all required approvals, Parent shall contribute and transfer to Spinco (the "Separation") and Spinco shall receive and assume, directly or indirectly, substantially all of the assets and liabilities associated with the HDD Business (as defined below) including stock, investments or similar interests currently held by Parent in subsidiaries and other entities that conduct such business.

     WHEREAS, Parent currently contemplates that, following the transfer and assumption of such assets and liabilities to Spinco and immediately prior to and in connection with the Merger, Parent shall redeem all of the outstanding shares of HDD Common Stock (as defined below) pursuant to Section 2.4(d) of Parent's
                                                   --------------
Restated Certificate of Incorporation in exchange for all of the outstanding shares of Spinco (the "Redemption").

     WHEREAS, the Board of Directors of Parent (i) has determined that the Merger and the Redemption are consistent with and in furtherance of the long-term business strategy of Parent and fair to, advisable and in the best interests of, Parent and its stockholders; (ii) has approved this Agreement, the Redemption, the Separation, the Merger and the other transactions contemplated by this Agreement to be consummated by it; and (iii) has determined to recommend that the stockholders of Parent vote to approve the Parent Stockholder Proposal (as defined below).

     WHEREAS, the Board of Directors of Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, advisable and in the best interests of, Company and its stockholders; (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement to be consummated by it; and (iii) has determined to recommend the approval of the Company Stockholder Proposal (as defined below).

     WHEREAS, the Board of Directors of Spinco (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Spinco and fair to, advisable and in the best interests of, Spinco and Parent; (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement to be consummated by it; and (iii) has determined to recommend that Parent, as its sole stockholder, vote to adopt and approve the Agreement and the Merger.

     WHEREAS, concurrently with the execution and delivery of the Original Agreement, and as a condition and inducement to the willingness of Parent, Spinco, Company and Merger Sub to enter into the Original Agreement, certain affiliates of Parent entered into Voting Agreements, in substantially the form attached hereto as Exhibit A (collectively, the "Parent Voting Agreements"), and
                   ---------
each such affiliate has confirmed in writing that such affiliate's Parent Voting Agreement applies with equal effect to this Agreement, and certain affiliates of Company entered into Voting Agreements, in substantially the form attached hereto as Exhibit B (collectively, the "Company Voting Agreements" and, together
          ---------
with the Parent Voting Agreements, the "Voting Agreements"), and each such affiliate has confirmed in writing that such affiliate's Company Voting Agreement applies with equal effect to this Agreement.

     WHEREAS, the parties hereto intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code.

     WHEREAS, Parent and Spinco intend the Redemption to qualify as a tax-free transaction under Section 355(a) of the Code.

     WHEREAS, the parties hereto intend to account for the Merger as a purchase for financial reporting purposes.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Original Agreement to provide as set forth in this Agreement and hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1  Certain Defined Terms. For all purposes of and under this Agreement,
          ---------------------
the following terms shall have the following respective meanings:

     "Action" or "Actions" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

     "Actual Severance" has the meaning set forth in Section 6.18(b) hereof.

     "Affiliate" or "Affiliates" means, with respect to any person, an affiliate of such person within the meaning of Rule 145 promulgated under the Securities Act.

     "Agreement" has the meaning set forth in the introductory paragraph hereto.

     "Approved Severance Costs" has the meaning set forth in Section 6.18(b) hereof.

     "Certificate" means a Certificate representing shares of HDD Common Stock outstanding immediately prior to the Redemption.

     "Certificate of Merger" has the meaning set forth in Section 2.3 hereto.

     "Closing" has the meaning set forth in Section 2.3 hereto.

     "Closing Date" has the meaning set forth in Section 2.3 hereto.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any successor statute thereto.

     "Code" means the United States Internal Revenue Code of 1986, as amended, or any successor statute thereto.

     "Code Affiliate" or "Code Affiliates" means, with respect to any person, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with such person within the meaning of Section 414 of the Code.

     "Company" has the meaning set forth in the introductory paragraph hereto.

     "Company Acquisition" has the meaning set forth in Section 8.3(b)(iv) hereto.

     "Company Acquisition Proposal" has the meaning set forth in Section 6.4(a)(ii) hereto.

     "Company Acquisition Transaction" has the meaning set forth in Section 6.4(a)(ii) hereto.

     "Company Balance Sheet" has the meaning set forth in Section 3.8(b) hereto.

     "Company Common Stock" means the Common Stock, par value $0.01 per share, of Company.

     "Company Contract" has the meaning set forth in Section 3.19(b) hereto.

     "Company Employee" has the meaning set forth in Section 3.15(a) hereto.

     "Company ESPP" has the meaning set forth in Section 5.2(f) hereto.

     "Company Financial Statements" has the meaning set forth in Section 3.8(b) hereto.

     "Company Intellectual Property" has the meaning set forth in Section 3.11(a)(i) hereto.

     "Company International Employee Plan" has the meaning set forth in Section 3.15(g) hereto.

     "Company Permits" has the meaning set forth in Section 3.12(b) hereto.

     "Company Plans" has the meaning set forth in Section 3.15(a) hereto.

     "Company Related Agreements" has the meaning set forth in Section 3.5 hereto.

     "Company Registered Intellectual Property" has the meaning set forth in
Section 3.11(a)(ii) hereto.

     "Company Requisite Vote" means at least a majority of the shares of Company Common Stock entitled to vote at the Company Stockholders' Meeting with respect to the Company Stockholder Proposal.

     "Company Schedules" has the meaning set forth in Article 3 hereto.

     "Company SEC Reports" has the meaning set forth in Section 3.8(a) hereto.

     "Company Stock Option Plans" means the Company's Amended and Restated 1996 Stock Option Plan and 1998 Stock Purchase Plan.

     "Company Stockholder Proposal" means the proposal, to be submitted to Company's stockholders at the Company Stockholders' Meeting, that provides for the adoption of this Agreement and the approval of the Merger.

     "Company Stockholders' Meeting" has the meaning set forth in Section 6.1(a) hereto.

     "Company Superior Offer" has the meaning set forth in Section 6.2(c) hereto.

     "Company Termination Fee" has the meaning set forth in Section 8.3(b)(i) hereto.

     "Company Triggering Event" has the meaning set forth in Section 8.1(h) hereto.

     "Company Voting Agreements" has the meaning set forth in the seventh recital hereto.

     "Confidentiality Agreement" has the meaning set forth in Section 6.3(b) hereto.

     "Corporate HDD Employees" has the meaning set forth in Section 6.18(a) hereof.

     "Converted DSS Restricted Stock" has the meaning set forth in Section 6.10(d) hereto.

     "Delaware Law" means the Delaware General Corporation Law as in effect from time to time (including interpretations thereof by the Delaware Court of Chancery and the Delaware Supreme Court).

     "Discharge Period" has the meaning as set forth in Section 6.18(b) hereto.

     "DOJ" means the United States Department of Justice, or any successor department thereto.

     "DOL" means the United States Department of Labor, or any successor department thereto.

     "DSS Common Stock" means the DLT and Storage Systems Group Common Stock, par value $0.01 per share, of Parent.

     "DSS Restricted Stock" has the meaning set forth in Section 6.10(a) hereto.

     "Effective Time" has the meaning set forth in Section 2.3 hereto.

     "Environmental Claim" means any claim made by any Governmental Authority based on, or arising from, an alleged violation of an Environmental Law.

     "Environmental Laws" are all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

     "Exchange Agent" has the meaning set forth in Section 2.8(a) hereto.

     "Exchange Ratio" has the meaning set forth in Section 2.7(a)(i) hereof.

     "Former Parent Service Provider" means an employee or consultant of the Parent whose employment or consulting relationship with the Parent terminates prior to the Redemption Date.

     "FTC" means the United States Federal Trade Commission, or any successor agency thereto.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means any local, state, provincial, federal, or international court or governmental authority, department, commission, board, service, agency, political subdivision or other instrumentality.

     "Hazardous Material" means any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     "HDD Assets" has the meaning set forth in the Form of General Assignment and Assumption Agreement attached hereto as Schedule 1.
                                            ----------

     "HDD Balance Sheet" has the meaning set forth in Section 4.8(b) hereto.

     "HDD Business" has the meaning set forth in the Form of General Assignment and Assumption Agreement attached hereto as Schedule 1.
                                            ----------

     "HDD Common Stock" means the Hard Disk Drive Group Common stock, par value $0.01 per share, of Parent.

     "HDD Liabilities" has the meaning set forth in the Form of General Assignment and Assumption Agreement attached hereto as Schedule 1.
                                                       ----------

     "HDD Products" means the products currently manufactured, marketed and sold by the HDD Business.

     "HDD Restricted Stock" has the meaning set forth in Section 6.10(a) hereto.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor statute thereto.

     "Identified Corporate HDD Employees" has the meaning set forth in Section 6.18(a) hereof.

     "Identified Senior Management" has the meaning set forth in Section 6.18(b) hereof.

     "Insurance Commitment" means the insurance commitments collectively set forth as Schedule 7 hereto.
         ----------

     "Insurance Opinion" means the tax opinion of Ernst & Young LLP dated October 3, 2000, referred to in the Insurance Commitments.

     "Insurance Policy" means one or more insurance policies issued or to be issued pursuant to the Insurance Commitment(s).

     "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "IRS" means the United States Internal Revenue Service, or any successor agency thereto.

     "Law" or "Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree or other requirement of law.

     "Liability" or "Liabilities" means any and all debts, liabilities and obligations of any type or nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, including, without limitation, those arising under any Law, Action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Lien" or "Liens" means any lien, security interest, adverse claim, charge, mortgage or other encumbrance.

     "Material Adverse Effect" when used with reference to an entity or business means any change, event, violation, inaccuracy, circumstance or effect that is or would reasonably be expected to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity or business and its Subsidiaries taken as a whole or materially adverse to the ability of such entity or business to consummate or perform, in a timely manner, the transactions contemplated by this Agreement to be consummated by such party; provided, however, that in no event shall (i) a decrease in such entity's or business' stock price by itself constitute a Material Adverse Effect; or (ii) any change, event, violation, inaccuracy, circumstance or effect that results from (A) the public announcement or pendency of the Merger, the Separation and Redemption and the other transactions contemplated hereby; (B) changes generally affecting the industry in which such entity or business currently operates or conducts business and not disproportionately adversely affecting such entity or business; (C) changes generally affecting the United States economy and not disproportionately adversely affecting such entity or business or (D) stockholders' class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement and the transactions contemplated hereby, constitute a Material Adverse Effect.

     "Merger" has the meaning set forth in the first recital hereto.

     "Merger Sub" has the meaning set forth in the introductory paragraph hereto.

     "Nasdaq" means The Nasdaq Stock Market, Inc.

     "Nasdaq National Market" means the Nasdaq National Market System operated by Nasdaq.

     "Non-Corporate HDD Employees" has the meaning set forth in Section 6.18(a) hereof.

     "Non-Transferred Employee" had the meaning set forth in Section 6.18(a) hereof.

     "Order" means any decree, judgment, injunction or other order (whether temporary, preliminary or permanent), issued by any court or tribunal, and any statute, rule, regulation or executive order issued by any Governmental Authority, which has the effect of prohibiting, preventing or restricting consummation of the Separation, the Redemption, the Merger or any other transaction contemplated by this Agreement.

     "Other HDD Restricted Stockholders" has the meaning set forth in Section 6.10(b) hereto.

     "Outstanding DSS Options" has the meaning set forth in Section 6.10(a) hereto.

     "Outstanding HDD Options" has the meaning set forth in Section 6.10(a) hereto.

     "Parent" has the meaning set forth in the introductory paragraph hereto.

     "Parent Acquisition" has the meaning set forth in Section 8.3(c)(iv) hereto.

     "Parent Acquisition Proposal" has the meaning set forth in Section 6.4(b)(ii) hereto.

     "Parent Acquisition Transaction" has the meaning set forth in Section 6.4(b)(ii) hereto.

     "Parent Balance Sheet" has the meaning set forth in Section 4.8(b) hereto.

     "Parent Common Stock" has the meaning set forth in Section 4.3(a) hereto.

     "Parent Contracts" has the meaning set forth in Section 4.21(b) hereto.

     "Parent Employee" has the meaning set forth in Section 4.15(a) hereto.

     "Parent ESPP" has the meaning set forth in Section 5.2(f) hereto.

     "Parent Facilities" has the meaning set forth in Section 4.17 hereto.

     "Parent Financial Statements" has the meaning set forth in Section 4.8(b) hereto.

     "Parent Intellectual Property" has the meaning set forth in Section 4.11(a)(i) hereto.

     "Parent International Employee Plan" has the meaning set forth in Section 4.15(g) hereto.

     "Parent Leases" has the meaning set forth in Section 4.17 hereto.

     "Parent Permits" has the meaning set forth in Section 4.12(b) hereto.

     "Parent Plans" has the meaning set forth in Section 4.15(a) hereto.

     "Parent Registered Intellectual Property" has the meaning set forth in
Section 4.11(a)(ii) hereto.

     "Parent Related Agreements" has the meaning set forth in Section 4.5 hereto.

     "Parent Requisite Vote" means (a) a majority of the shares of Parent Common Stock entitled to vote at the Parent Stockholders' Meeting with respect to the Parent Stockholder Proposal; (b) a majority of the shares of HDD Common Stock (voting as a separate class) entitled to vote at the Parent Stockholders' Meeting with respect to the Parent Stockholder Proposal; and (c) a majority of the votes present or represented by proxy and entitled to vote DSS Common Stock (voting as a separate class) at the Parent Stockholders' Meeting with respect to the Parent Stockholder Proposal.

     "Parent Schedules" has the meaning set forth in Article 4 hereto.

     "Parent SEC Reports" has the meaning set forth in Section 4.8(a) hereto.

     "Parent Stockholder Proposal" means the proposal, to be submitted at the Parent Stockholders' Meeting, that provides for the adoption of this Agreement and the approval of the Merger.

     "Parent Stock Options" means outstanding stock options under the Parent Stock Option Plans.

     "Parent Stock Option Plans" means Parent's 1986 Stock Option Plan, 1996 Board of Directors Stock Option Plan, 1999 Employee Stock Purchase Plan, 1993 Long-Term Incentive Plan, 1999 Supplemental Stock Option Plan and plans assumed in connection with the acquisition of Meridian Data, Inc. and ATL Products, Inc.

     "Parent Stockholders' Meeting" has the meaning set forth in Section 6.1(a) hereto.

     "Parent Superior Offer" has the meaning set forth in Section 6.2(d) hereto.

     "Parent Termination Fee" has the meaning set forth in Section 8.3(c)(i) hereto.

     "Parent Triggering Event" has the meaning set forth in Section 8.1(g) hereto.

     "Parent Voting Agreements" has the meaning set forth in the seventh recital hereto.

     "Programs" has the meaning set forth in Section 3.11(a)(iii) hereto.

     "Proxy Statement" has the meaning set forth in Section 6.1(a) hereto.

     "Redemption" has the meaning set forth in the third recital hereto.

     "Redemption Date" shall mean the date of the effectiveness of the Redemption.

     "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, Certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

     "Registration Statement" has the meaning set forth in Section 6.1(a) hereto.

     "Restated Certificate of Incorporation" means Parent's Restated Certificate of Incorporation filed with the State of Delaware in August of 1999.

     "Restricted Stock" has the meaning set forth in Section 4.3(a) hereto.

     "Returns" has the meaning set forth in Section 3.10(a) hereto.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto.

     "Securities and Exchange Commission" means the United States Securities and Exchange Commission, or any successor agency thereto.

     "Separation" has the meaning set forth in the second recital hereto.

     "Separation Documents" means the documents substantially in the form attached hereto as Schedules 1 through 7.
                   ---------------------

     "Severance Reserve" has the meaning set forth in Section 6.18(b).

     "Significant Subsidiary" means a Subsidiary which is a "Significant Subsidiary" as defined in Regulation S-X promulgated under the Exchange Act and, in the case of Parent, any Subsidiary which has generated more than 10% of the gross revenues of the HDD Business in any of the fiscal quarters since Parent separated its Common Stock into HDD Common Stock and DSS Common Stock.

     "Spinco" has the meaning set forth in the introductory paragraph hereto.

     "Spinco Common Stock" has the meaning set forth in Section 4.3(b) hereto.

     "Spinco Offerees" shall have the meaning set forth in Section 6.18(a) hereof.

     "Spinco Options" has the meaning set forth in Section 6.10(b) hereto.

     "Spinco Restricted Stock" has the meaning set forth in Section 6.10(b) hereto.

     "Subsidiary" or "Subsidiaries" means any corporation, limited liability company, general or limited partnership, joint venture, business trust, unincorporated association or other business enterprise or entity controlled by a person, directly or indirectly through one or more intermediaries.

     "Surviving Corporation" has the meaning set forth in Section 2.2 hereto.

     "Tax" or "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     "Transferred Employees" has the meaning set forth in Section 6.18(a) hereof.

     "Voting Agreements" has the meaning set forth in the seventh recital hereto.

                                  ARTICLE II
                       SEPARATION, REDEMPTION AND MERGER

     2.1  The Separation and Redemption.
          -----------------------------

          (a) Immediately prior to the Effective Time, and conditioned on the reasonable determination by Parent that all of the conditions in Article VII
                                                                 -----------
hereof to the obligation of Parent and Spinco to effect the Merger have been, or will immediately thereafter be, satisfied, Parent shall transfer the HDD Business to Spinco and thereafter redeem the HDD Common Stock in exchange for Spinco Common Stock by means of the Separation and the Redemption in a tax-free transaction. The Separation and the Redemption shall be effected in accordance with Section 2.4 of the Restated Certificate of Incorporation and the Separation
     -----------
Documents and on such other terms (including, without limitation, any amendments to the charter documents of Spinco) as are reasonably satisfactory, in form and substance, to Parent and Company, as well as in compliance with all applicable Laws.

          (b) No Certificates representing shares of Spinco Common Stock shall be issued to former holders of record of shares of HDD Common Stock in connection with the Redemption. Instead, an entry shall be made in the books and records of Parent (or the transfer agent for HDD Common Stock) to reflect the entitlement of each such former holder of record of shares of HDD Common Stock to an equal number of shares of Spinco Common Stock, in exchange and replacement for such shares of HDD Common Stock, as a result of the Redemption. Without the need for any action by Parent, Spinco or former holders of Certificates, upon the Redemption all Certificates shall, for all purposes (including the provisions of Section 2.8 hereof), be deemed to represent a number of shares of
              -----------
Spinco Common Stock equal to the number of shares of HDD Common Stock represented thereby immediately prior to the Redemption.

     2.2  The Merger. At the Effective Time and upon the terms and subject to
          ----------
the conditions set forth in this Agreement and the applicable provisions of Delaware Law, Spinco shall be merged with and into

Company, the separate corporate existence of Spinco shall cease and Company shall continue as the surviving corporation of the Merger. As the surviving corporation after the Merger, Company is hereinafter sometimes referred to as the "Surviving Corporation" and references to Company, insofar as they are applicable to any period of time after the Effective Time, shall be deemed references to Company as the Surviving Corporation.

     2.3  Effective Time; Closing. Upon the terms and subject to the conditions
          -----------------------
set forth in this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed upon in writing by the parties hereto and specified in the Certificate of Merger) being referred to herein as the "Effective Time") as soon as practicable on or after the Closing Date (as defined below). The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Palo Alto, California, at a time and date to be specified by the parties hereto, which time and date shall be no later than the 5th business day after the satisfaction or waiver of the conditions set forth in Article VII hereof, or at such other location, time and date as the parties hereto shall mutually agree in writing (the date upon which the Closing actually occurs being referred to herein as the "Closing Date").

     2.4  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of Spinco and Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Spinco and Company shall become the debts, liabilities and duties of the Surviving Corporation.

     2.5  Certificate of Incorporation and Bylaws of Surviving Corporation.
          ----------------------------------------------------------------

          (a)  Certificate of Incorporation. At the Effective Time, the
               ----------------------------
Certificate of Incorporation of Company shall be amended and restated to read in its entirety as set forth in Schedule 8 hereto and as so amended and restated
                             ----------
shall be the Certificate of Incorporation of the Surviving Corporation.

          (b)  Bylaws. The Bylaws of Company as in effect immediately prior to
               ------
the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     2.6  Management of the Surviving Corporation.
          ---------------------------------------

          (a)  Board of Directors. The Board of Directors of the Surviving
               ------------------
Corporation effective as of, and immediately following, the Effective Time shall consist of seven members, six of whom (including the Chairman of the Board) shall be designated by Company and one of whom shall be designated by Parent. As of the date of this Agreement, Parent has designated Michael Brown as its director. If Mr. Brown is unable to serve in this position, Parent shall designate another member of the Board of Directors of Parent, who is mutually acceptable to Parent and Company, to the Board of Directors of Company. Such designees shall be designated in writing by the parties prior to the mailing of the Proxy Statement.

          (b)  Officers. From and after the Effective Time, and until his
               --------
successor is duly elected or appointed and qualified in accordance with Delaware Law, the current Chief Executive Officer of the Company shall hold the title of Chief Executive Officer of the Surviving Corporation.

     2.7  Effect on Capital Stock. On the terms and subject to the conditions
          -----------------------
set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company, Spinco or the holders of any of the following securities, the following shall occur:

          (a)  Spinco Common Stock.
               -------------------

               (i) Each share of Spinco Common Stock to which a pre-Redemption holder of record of shares of HDD Common Stock became entitled in the Redemption (other than any shares of Spinco Common Stock to be canceled pursuant to Section
                                                                         -------
2.7(a)(ii) hereof) shall be canceled and extinguished and automatically
----------
converted (subject to Sections 2.7(a)(iii) and Section 2.7(a)(iv) hereof) into
                      --------------------     ------------------
the right
to receive 1.52 (the "Exchange Ratio") shares of Company Common Stock, upon the surrender of the applicable Certificate in the manner provided in Section 2.8
                                                                  -----------
hereof (or, in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 2.10 hereof); provided, however, that the Company, may, by written
------------
notice given to Parent at any time prior to the Effective Time, increase the Exchange Ratio to the extent that it determines such increase to be necessary or advisable in order to have reasonable assurance that the shares of Company Common Stock to be issued in the Merger will, in the aggregate, represent at least 50.1%, and in the Board's sole discretion up to not more than 51%, of the combined voting power of all shares of Company Common Stock that will be outstanding immediately after the Effective Time.

               (ii) Each share of Spinco Common Stock held in the treasury of Parent, or owned by Parent or any direct or indirect Subsidiary of Parent immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or any consideration therefor.

               (iii) The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Spinco Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Spinco Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

               (iv) No fraction of a share of Company Common Stock shall be issued by virtue of the Merger, but in lieu thereof each pre-Redemption holder of record of shares of HDD Common Stock who would otherwise be entitled to a fraction of a share of Company Common Stock as a result of the Merger (after aggregating all fractional shares of Company Common Stock to be received by such holder) shall receive from Company an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product obtained by multiplying (x) such fraction, by (y) the average closing price of one (1) share of Company Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

               (v)   Each of the Exchange Agent (as defined in Section 2.8(a)
                                                               --------------
hereof) and Company shall be entitled to deduct and withhold from the consideration otherwise deliverable in connection with the Merger to any holder or former holder of shares of Spinco Common Stock such amounts as may be required to be deducted and withheld therefrom under the Code or any other applicable provision of Law. To the extent that such amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been delivered or otherwise paid to the person to whom such amounts would otherwise have been delivered or paid in connection with the Merger pursuant to this Agreement.

          (b)  Parent Stock Option Plans and Stock Options. Each option to
               -------------------------------------------
purchase HDD Common Stock held by a Transferred Employee under the Parent Stock Option Plans outstanding as of the Effective Time shall be assumed by Company in accordance with Section 6.10 hereof.
                ------------

          (c)  Parent Convertible Notes. Pursuant to a supplemental indenture
               ------------------------
reasonably satisfactory, in form and substance, to Parent and Company and executed at the Closing, Company shall become obligated, upon conversion of any of Parent's 7% convertible notes after the Effective Time, to issue to the holder thereof a number of shares of Company Common Stock calculated (in accordance with the Exchange Ratio) to reflect the number of shares of HDD Common Stock that would have been issued to such holder if such holder had converted such note immediately before the Effective Time.

          (d) To the extent relevant, "Spinco Common Stock" as referred to in this Section 2.7 shall include all former shares of HDD Common Stock which were
     -----------
exchanged for Spinco Common Stock in the Redemption.

     2.8  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent. Prior to the Effective Time, Company shall select
               --------------
and appoint an institution reasonably satisfactory to Parent to act as the exchange agent (the "Exchange Agent") for the Redemption and the Merger.

               (i)   Stock and Cash to be Provided by Company. Promptly
                     ----------------------------------------
following the Effective Time, Company shall deposit with the Exchange Agent for purposes of exchange: (i) the certificates representing the shares of Company Common Stock into which shares of Spinco Common Stock have been converted in the Merger; (ii) cash in an amount sufficient to make all cash payments required to be made pursuant to Section 2.7(a)(iv) hereof in lieu of issuing fractional
                    ------------------
shares of Company Common Stock in the Merger; and (iii) any dividends or other distributions to which pre-Redemption holders of record of shares of HDD Common Stock may be entitled pursuant to Section 2.8(c) hereof.
                                  --------------

          (b)  Exchange Procedures. Promptly following the Effective Time,
               -------------------
Company shall cause the Exchange Agent to mail to each holder of record (as of the Redemption) of shares of HDD Common Stock whose shares were exchanged for an equal number of shares of Spinco Common Stock in the Redemption, and which shares of Spinco Common Stock were thereafter converted into the right to receive shares of Company Common Stock pursuant to Section 2.7(a) hereof, cash
                                                   --------------
in lieu of any fractional shares pursuant to Section 2.7(a)(iv) hereof, and any
                                             ------------------
dividends or other distributions pursuant to Section 2.8(c) hereof, (i) a letter
                                             --------------
of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Company may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Company Common Stock pursuant to Section
                                                                     -------
2.7(a) hereof, cash in lieu of any fractional shares pursuant to Section
------                                                           -------
2.7(a)(iv), and any dividends or other distributions pursuant to Section 2.8(c)
----------                                                       --------------
hereof. Upon the surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Company, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Company Common Stock and cash in lieu of fractional shares which such holders have the right to receive pursuant to Section 2.7(a)(iv)
                                                         ------------------
hereof, and any dividends or other distributions payable pursuant to Section
                                                                     -------
2.8(c) hereof, and the Certificates so surrendered shall forthwith be canceled.
------
Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, for all corporate purposes, subject to the terms of Section
                                                                        -------
2.8(c) hereof as to the payment of dividends, to evidence the ownership of the
------
number of full shares of Company Common Stock into which such shares of HDD Common Stock shall have been so converted pursuant to Section 2.7(a) hereof, and
                                                      --------------
the right to receive an amount in cash in lieu of the issuance of any fractional shares pursuant to Section 2.7(a)(iv) hereof, and any dividends or distributions
                   ------------------
payable pursuant to Section 2.8(c) hereof.
                    --------------

          (c)  Distributions with Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the date hereof with respect to Company Common Stock with a record date after the Effective Time shall be paid to any holder of any unsurrendered Certificates with respect to the shares of Company Common Stock that such holder has the right to receive in the Merger until such holder shall surrender such Certificates in accordance with Section
                                                                       -------
2.8(b) hereof. Subject to applicable law, following the surrender of any such
------
Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Company Common Stock issued in exchange therefor pursuant to Section 2.7(a) hereof, along with
                                        --------------
payment in lieu of fractional shares pursuant to Section 2.7(a)(iv) hereof and
                                                 ------------------
the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Company Common Stock.

          (d)  Transfers of Ownership. If Certificates for shares of Company
               ----------------------
Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition to the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to

Company or any agent designated by Company any transfer or other taxes required by reason of the issuance of Certificates for shares of Company Common Stock in any name other than that of the registered holders of the Certificates surrendered, or established to the satisfaction of Company or any agent designated by it that such tax has been paid or is not payable.

          (e)  No Liability. Notwithstanding anything to the contrary set forth
               ------------
in this Section 2.8, none of the Exchange Agent, Parent, Spinco, the Surviving
        -----------
Corporation nor any other party hereto shall be liable to a holder of shares of HDD Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.9  No Further Ownership Rights in HDD Common Stock or Spinco Common
          ----------------------------------------------------------------
Stock. All shares of Company Common Stock issued in accordance with the terms
-----
hereof (including any cash paid in respect thereof pursuant to Section
                                                               -------
2.7(a)(iv) and Section 2.8(c) hereof) shall be deemed to have been issued in
----------     --------------
full satisfaction of all rights pertaining to the shares of HDD Common Stock (exchanged for an equal number of shares of Spinco Common Stock in the Redemption) surrendered therefor, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of HDD Common Stock which were outstanding immediately prior to the Redemption of shares of Spinco Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
     ----------

     2.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Company Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 2.7(a)(iv) hereof and any dividends or distributions payable pursuant to
------------------
Section 2.8(c) hereof; provided, however, that Company may, in its discretion
--------------
and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.11 Tax and Accounting Consequences.
          -------------------------------

          (a)  Tax Treatment. It is intended by the parties hereto that the
               -------------
Merger constitute a "reorganization" within the meaning of Section 368 of the Code. In accordance therewith, the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and
                                                 -------------------
1.368-3(a) of the United States Income Tax Regulations.
----------

          (b)  Accounting Treatment. It is intended by the parties hereto that
               --------------------
the Merger be accounted for as a purchase by Company of Spinco.

     2.12 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable in order to carry out the purposes and intent of this Agreement, to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Spinco and Company, the officers and directors of the Surviving Corporation shall be fully authorized to take all such action.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents and warrants to Parent and Spinco, subject to (i) the documents, agreements and transactions contemplated by this Agreement, (ii) the exceptions disclosed in writing in the disclosure letter, dated as of the date hereof, delivered by Company and Merger Sub to Parent and Spinco concurrently with the execution and delivery of the Original Agreement, accepted by Parent, and deemed redelivered by Company and accepted by Parent for purposes of this Agreement (the "Company

Schedules"), and (iii) the information set forth in any Company SEC Reports (as defined in Section 3.8(a) hereof) filed by Company with the SEC prior to the
           --------------
date hereof, as follows:

     3.1  Organization and Good Standing. Company and each of its Significant
          ------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to conduct business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect on Company.

     3.2  Charter Documents. Company has delivered or made available to Parent a
          -----------------
true and complete copy of the Certificate of Incorporation and Bylaws of Company and similar governing charter instruments of each of its Significant Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing charter instruments.

     3.3  Capital Structure.
          -----------------

          (a) The authorized capital stock of Company consists of 250,000,000 shares of Common Stock, par value $0.01 per share, of which there were 116,125,550 shares issued and outstanding as of September 29, 2000, and 95,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding. All outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid and nonassessable, and are not subject to any preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement or other instrument to which Company is a party or by which Company or its properties or assets are bound. As of September 29, 2000, (i) Company had reserved an aggregate of 21,328,990 shares of Company Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Company's Amended and Restated 1996 Stock Option Plan, of which 14,672,301 shares were subject to outstanding options, 1,690,000 shares were issued as restricted stock grants and 4,966,689 shares were available for future grant, (ii) Company had reserved an aggregate of 390,000 shares of Company Common Stock for issuance under Company's 1998 Restricted Stock Plan, of which 345,000 shares were issued and 45,000 shares remained available for future issuances, (iii) Company had reserved an aggregate of 154,153 shares of Company Common Stock for issuance upon exercise of outstanding assumed options granted under the Creative Design Solutions, Inc. Incentive Stock Option Plan, and (iv) Company had reserved an aggregate of 4,500,000 shares for issuance under Company's 1998 Employee Stock Purchase Plan. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions set forth in the instruments pursuant to which they are issuable, would be duly authorized and validly issued, fully paid and nonassessable. Section 3.3(a) of the Company Schedules contains a complete
                   --------------
and accurate list of each outstanding option to acquire shares of Company Common Stock as of September 29, 2000, the name of the holder of each such option, the number of shares subject to each such option, the exercise price of each such option, the number of shares as to which each such option was vested as of such date, and whether the exercisability of each such option will be accelerated in any way as a result of the Merger or any other transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any.

          (b) There are no equity securities, partnership interests or other similar ownership interests of any class or series of capital stock of Company, or any securities convertible into or exercisable or exchangeable for such equity securities, partnership interests or other similar ownership interests issued, reserved for issuance or outstanding. Except for securities Company owns, directly or indirectly through one or more Subsidiaries, there are no equity securities, partnership interests or other similar ownership interests of any class or series of capital stock of any Subsidiary of Company, or any securities convertible into or exercisable or exchangeable for such equity securities, partnership interests or other similar ownership interests issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, partnership interests or other similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any kind or character to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or other similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Company, there are no voting trusts, proxies or other agreements or understandings with respect to any class or series of capital stock of Company or with respect to any equity security, partnership interest or other similar ownership interest of any class or series of capital stock of any of its Subsidiaries.

     3.4  Subsidiaries. Section 3.4 of the Company Schedules contains a complete
          ------------  -----------
and accurate list of each Subsidiary of Company, indicating the jurisdiction of incorporation of each such Subsidiary and Company's percentage equity interest therein.

     3.5  Authority. Company has all requisite corporate power and authority to
          ---------
enter into this Agreement, the Company Affiliate Agreements, the Company Voting Agreements and the Separation Documents to be entered into or executed by Company (collectively, the "Company Related Agreements"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Company of this Agreement and the Company Related Agreements, the performance by Company of its obligations hereunder and thereunder, and the consummation by Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Company, subject only to the Company Requisite Vote. This Agreement and the Company Related Agreements have been (or, in the case of those Company Related Agreements that are not being executed and delivered by the Company concurrently with the execution and delivery of this Agreement, will, when they are executed and delivery by the Company, have been) duly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute (or, in the case of those Company Related Agreements that are not being executed and delivered by the Company concurrently with the execution and delivery of this Agreement, will, when they are executed and delivered by the Company, constitute) the valid and binding obligations of Company, enforceable in accordance with their respective terms, subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting creditors' rights and the relief of debtors generally; and (ii) the effect of rules of law and general principles of equity, including, without limitation, rules of law and general principal of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.6 Conflicts. The execution and delivery of this Agreement and the Company
         ---------
Related Agreements by Company do not, and the performance by Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Company or the equivalent organizational documents of any of its Subsidiaries; (ii) subject to obtaining the Requisite Company Vote and the consents, approvals, orders and authorizations, and making the registrations, declarations and Filings, described in Section 3.7 hereof, conflict with or violate any Law, rule,
             -----------
regulation, order, judgment or decree applicable to Company or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected; or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair rights of Company or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Company or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective properties and assets are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clauses (ii) or (iii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     3.7  Consents. No consent, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Authority is required by or with respect to Company in connection with the execution and delivery by Company of this Agreement and the Company Related Agreements, the performance by Company of its obligations hereunder and thereunder, or the consummation by Company of the transactions contemplated hereby or thereby, except for (i) the filing of the Registration Statement (as defined in Section 6.1 hereof) with the
                                                    -----------
SEC in accordance with the Securities Act; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iii) the Filing of the Proxy Statement (as defined in Section 6.1 hereof) with the SEC in
                                   -----------
accordance with the Exchange Act; (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws; (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and the comparable Laws of any foreign countries; and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Company.

     3.8  SEC Filings; Financial Statements; Undisclosed Liabilities.
          ----------------------------------------------------------

          (a) Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1998. All such required forms, reports and documents, and all exhibits and schedules thereto and documents incorporated by reference therein, (including those filed by Company after the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder; and (ii) did not at the time each such Company SEC Report was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Company is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (including any Company SEC Reports filed by Company after the date hereof until the Closing) (collectively, the "Company Financial Statements"), (i) complied as to form in all material respects with the published rules and regulations of the SEC in effect, at the time of filing, with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented the consolidated financial position of Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Company and its consolidated Subsidiaries for the periods indicated therein, except that the unaudited interim Financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Company contained in the Company SEC Reports as of July 1, 2000, is hereinafter referred to as the "Company Balance Sheet."

          (c) Neither Company nor any of its Subsidiaries has any Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its Subsidiaries taken as a whole, except Liabilities (i) reflected in the Company Balance Sheet; or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices.

          (d) Company has heretofore furnished to Parent a true and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed following the date hereof, to forms, reports and documents which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     3.9  Absence of Certain Changes or Events. Since the date of the Company
          ------------------------------------
Balance Sheet: (a) there has not been, occurred or arisen: (i) any Material Adverse Effect on Company; (ii) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or (iii) any revaluation by Company of any of its assets, including, without limitation, writing down of the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business; and (b) Company has not taken any action, or failed to take any action, the taking or failure to take which action would, if it had occurred after the execution and delivery of this Agreement, have constituted a breach by Company of Sections 5.1 or 5.2 hereof.
           -------------------

     3.10 Taxes.
          -----

          (a) Company and each of its Subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by Company and each of its Subsidiaries with any Tax authority, except such Returns which are not material to Company. Company and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

          (b) Neither Company nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any of its Subsidiaries, nor has Company or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (c) No audit or other examination of any Return of Company or any of its Subsidiaries by any Tax authority is presently in progress, nor has Company or any of its Subsidiaries been notified of any request for such an audit or other examination.

          (d) Neither Company nor any of its Subsidiaries has any Liability for any material unpaid Taxes which has not been accrued for or reserved on Company Balance Sheet in accordance with GAAP, which is material to Company, other than any Liability for unpaid Taxes that may have accrued since December 31, 1999, in connection with the operation of the business of Company and its Subsidiaries in the ordinary course.

          (e) There is no contract, agreement, plan or arrangement to which Company or any of its Subsidiaries is a party as of the date of this Agreement (including, without limitation, this Agreement), covering any employee or former employee of Company or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (f) Neither Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries.

          (g) Other than as set forth in the Separation Documents, neither Company nor any of its Subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

          (h) None of the assets of Company or any of its Subsidiaries are tax exempt use property within the meaning of Section 168(h) of the Code.

  3.11 Intellectual Property.
       ---------------------

     (a) For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

         (i) "Company Intellectual Property" means any Intellectual Property that is owned by, or exclusively licensed to, Company or any of its Subsidiaries.

         (ii) "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company or any of its Subsidiaries.

         (iii) "Programs" means that a portion of a party's Intellectual Property having a plurality of instructions capable of being executed by a machine, whether or not such instructions are in a machine-readable form.

     (b) No Company Intellectual Property or product or service of Company or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property.

     (c) Either Company or one of its Subsidiaries owns and has good and exclusive title to, or has a valid license to (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted), each material item of Company Intellectual Property or other Intellectual Property used by the Company or the applicable Subsidiary free and clear of any Lien (excluding licenses and related restrictions), and either Company or one of its Subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company or the applicable Subsidiary, including the sale of any products or the provision of any services by Company or such Subsidiary.

     (d) Either Company or one of its Subsidiaries owns exclusively, and has good title to, all copyrighted works that are products of Company of the applicable Subsidiary or which Company or the applicable Subsidiary otherwise expressly purports to own.

     (e) To the extent that any material Intellectual Property has been developed or created by a third party for Company or any of its Subsidiaries, Company or such Subsidiary has a written agreement with such third party with respect thereto and Company or such Subsidiary thereby either (i) has obtained ownership of, and is the exclusive owner of; or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

     (f) Neither Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

     (g) To the knowledge of Company, the operation of the business of Company and its Subsidiaries as such business is currently conducted and currently proposed to be conducted, including Company's and its Subsidiaries' design, development, manufacture, marketing and sale of the products or services of Company and its Subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to the knowledge of Company, constitute unfair competition or trade practices under the laws of any jurisdiction.

     (h) Neither Company nor any of its Subsidiaries has received notice from any third party that the operation of the business of Company or any of its Subsidiaries or any act, product or service of Company or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

       (i) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

       (j) All Company Registered Intellectual Property included in the Company Intellectual Property is valid and subsisting. All maintenance and annuity fees have been fully paid and all fees paid during prosecution and after issuance of any Company Registered Intellectual Property have been paid in the correct entity status amounts.

       (k) There are no royalties, fees or other payments payable by Company or any of its Subsidiaries to any third party by reason of the ownership, use, sale or disposition of Company Intellectual Property.

       (l) Neither Company nor any of its Subsidiaries is in breach of any license, sublicense or other agreement relating to material Company Intellectual Property. Neither the execution of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger will contravene, conflict with or result in an impairment of Company's right to own or use any of the material Company Intellectual Property or any intellectual property of any third party.

       (m) To the knowledge of Company, it has at all times been Company's practice and procedure to require all employees of Company and its Subsidiaries to execute an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Company of any Intellectual Property arising from services performed for Company by such employees, the current form of which has been provided to Parent.

       (n) The Programs do not contain any open source code or any materials subject to the GNU Public License (GPL), GNU Lesser Public License (GLPL) or any similar license, and the Programs are not subject to any open source license restrictions, including without limit the GPL or GLPL.

       (o) To the knowledge of Company, the Programs will be free of any and all viruses, Trojan horses, trap doors, passwords, keys, protection codes or any other devices or mechanisms which are intended to cause it to perform any material functions other than those specified or intended or which are intended to halt, disrupt, limit access or grant improper access to or sabotage the operation of the Programs or any other process or device.

  3.12 Compliance; Permits; Restrictions.
       ---------------------------------

     (a) Neither Company nor any of its Subsidiaries is in conflict with, or in default or violation of (i) any Law, rule, regulation, order, judgment or decree applicable to Company or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected; or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective properties and assets are bound or affected, except for Conflicts, defaults or violations which, neither individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. To the knowledge of Company, no investigation or review by any Governmental Authority is pending or threatened against Company or its Subsidiaries, nor has any Governmental Authority indicated an intention to conduct the same, except for investigations which, neither individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. There is no material agreement, judgment, injunction, order or decree binding upon Company or any of its Subsidiaries which would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its Subsidiaries, any acquisition of material property by Company or any of its Subsidiaries or the conduct of business by Company and any of its Subsidiaries as currently conducted or currently proposed to be conducted.

     (b) Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Authorities for the operation of its respective business of Company, failure to hold which would, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect on Company (collectively, the "Company Permits"). Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits.

  3.13 Litigation. There are no Actions pending, or as to which Company or any
       ----------
of its Subsidiaries has received any notice of assertion nor, to the knowledge of Company, is there a threatened Action against Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement.

  3.14 Brokers' and Finders' Fees. Except for fees payable to Salomon Smith
       --------------------------
Barney pursuant to an engagement letter, dated September 26, 2000, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any Liability for brokerage or Finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any other transactions contemplated by this Agreement.

  3.15 Employee Benefit Plans.
       ----------------------

     (a) Section 3.15(a) of the Company Schedules contains a complete and
         --------------
accurate list of all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Company ("Company Employee" which shall for this purpose mean an employee of Company or a Code Affiliate of Company), any Subsidiary of Company, or with respect to which Company has or, to its knowledge, may in the future have Liability (collectively, the "Company Plans"). Company has provided or will make available to Parent prior to the Closing: (i) true and complete copies of all documents embodying each Company Plan including, without limitation, all amendments thereto, all trust documents related thereto, and all material written agreements and contracts relating to each such Company Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and Financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to each Company Plan; (v) all material correspondence to or from any Governmental Authority relating to each Company Plan; (vi) all forms and related notices required under the COBRA; (vii) the most recent discrimination tests for each Company Plan; (viii) the most recent actuarial valuations, if any, prepared for each Company Plan; (ix) if the Company Plan is funded, the most recent annual and periodic accounting of the Company Plan assets; and (x) all material communication to Company Employees relating to any Company Plan and any proposed Company Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in Benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Company or any Code Affiliate.

     (b) Each Company Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all Laws, including, without limitation, ERISA and the Code, which are applicable to such Company Plans. No Action (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought, or to the knowledge of Company, is threatened, against or with respect to any Company Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or the DOL with respect to any Company Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Company Plans have been timely made or accrued. Any Company Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination; and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986, as amended.

To the knowledge of Company, no condition or circumstance exists giving rise to a material likelihood that any such Company Plan would not be treated as qualified by the IRS. Company does not have any plan or commitment to establish any new Company Plan, to modify any Company Plan (except to the extent required by applicable Law or the applicable Company Plan or to conform any such Company Plan to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by the terms of this Agreement), or to enter into any new Company Plan. Each Company Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Code Affiliates (other than ordinary administration expenses).

     (c) Neither Company, any of its Subsidiaries, nor any of their Code Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined under ERISA. Neither Company, any of its Subsidiaries, nor any Officer or director of Company or any of its Subsidiaries is subject to any material Liability or penalty under
Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and
Section 408 of ERISA, has occurred with respect to any Company Plan which could subject Company or its Affiliates to material Liability.

     (d) None of the Company Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable Law, and neither Company nor any of its Subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree Benefits to any Company Employee, former employee, director, consultant or other person, except to the extent required by applicable Law.

     (e) Neither Company nor any of its Subsidiaries is bound by or subject to (and none of its respective properties or assets is bound by or subject to) any arrangement with any labor union. No employee of Company or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company or any of its Subsidiaries and any group of its employees nor has Company or any of its Subsidiaries experienced any labor interruptions over the past three (3) years, and Company and its subsidiaries consider their relationships with their employees to be good. Company is in compliance in all material respects with all applicable material Laws respecting employment, employment practices, terms and conditions of employment and wages and hours.

     (f) Neither the execution and delivery by Company of this Agreement or the Separation Documents, nor the performance by Company of its obligations hereunder and thereunder, nor the consummation by Company of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or Company Employee or any of its Subsidiaries under any Company Plan or otherwise; (ii) materially increase any benefits otherwise payable under any Company Plan; or (iii) result in the acceleration of the time of payment or vesting of any such Benefits.

     (g) Each Company International Employee Plan (as defined below) has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all Laws that are applicable to such Company International Employee Plan. Furthermore, no Company International Employee Plan has unfunded Liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by applicable Law, no condition exists that would prevent Company or Parent from terminating or amending any Company International Employee Plan at any time for any reason. For all purposes of and under this Agreement, "Company International Employee Plan" means each Company Plan that has been adopted or maintained by Company or any of its Subsidiaries, whether informally or formally, for the benefit of current or former employees of Company or any of its Subsidiaries outside the United States.

  3.16 Absence of Liens. Company and each of its Subsidiaries has good and valid
       ----------------
title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets (real, personal and mixed) used in its business, free and clear of any Liens, except (i) Liens reflected in the Company Financial Statements; (ii) Liens for Taxes not yet due and payable; and (iii) Liens which are not material to Company and its Subsidiaries taken as a whole.

  3.17 Environmental Matters.
       ---------------------

     (a) (i)   To the knowledge of Company, Company and its Subsidiaries are in compliance with and have been in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Since December 31, 1997, neither Company nor any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, citizens' group, employee or otherwise, alleging that Company or any of its Subsidiaries is not in such compliance, except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

         (ii) There is no Environmental Claim pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or, to the knowledge of the Company, against any entity or business whose liability for any Environmental Claim Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would reasonably be expected to have a Material Adverse Effect on Company.

         (iii) There are no present or, to the knowledge of Company, past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release or presence of any Hazardous Material that could form the basis of any Environmental Claim against Company or any of its Subsidiaries or, to the knowledge of Company, against any entity or business whose liability for any Environmental Claim Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     (b) Neither the Company nor any of its Subsidiaries is subject to any indemnity or other agreement relating to liability under any Environmental Laws or relating to Hazardous Materials, except for indemnity or similar provisions contained in Company contracts entered into in the ordinary course of business of the Company or any of its Subsidiaries.

  3.18 Labor Matters. There are no material controversies pending or, to the
       -------------
knowledge of Company, threatened, between Company or any of its Subsidiaries and any of their respective employees. As of the date of this Agreement, neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its Subsidiaries nor does Company know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, Company has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company or any of its Subsidiaries.

  3.19 Agreements, Contracts and Commitments.
       -------------------------------------

     (a) Neither Company nor any of its Subsidiaries is a party to or is bound by:

         (i) any employment or consulting agreement, contract or commitment with any executive officer or member of the Board of Directors of Company, other than those that are terminable by Company or any of its Subsidiaries on no more than thirty (30) days' notice without Liability or financial obligation to Company;

        (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (iii) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of products or services in the ordinary course of business;

         (iv) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

         (v) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than its Subsidiaries; or

         (vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit.

     (b) Neither Company nor any of its Subsidiaries, nor to the knowledge of Company any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound that are required to be disclosed in the Company Schedules pursuant to this Agreement (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other material remedies (for any or all of such breaches, violations or defaults, or all of them in the aggregate).

  3.20   Registration Statement; Proxy Statement; Other Filings. None of the
         ------------------------------------------------------
information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 6.1
                                                              -----------
hereof) will at the time it is declared or ordered effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and (ii) the Proxy Statement (as defined in Section 6.1 hereof)
                                                            -----------
shall not, on the date the Proxy Statement is first mailed to the stockholders of Company and the stockholders of Parent, at the time of the Company Stockholders' Meeting (as defined in Section 6.1 hereof) or the Parent
                                     -----------
Stockholders' Meeting (as defined in Section 6.1 hereof) and at the Effective
                                     -----------
Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder that are applicable by reason of the Proxy Statement constituting a proxy statement of Company. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Spinco which is contained in any of the foregoing documents.

  3.21   Board Approval. The Board of Directors of Company has, as of the date
         --------------
of this Agreement, made the determinations set forth in the sixth recital to this Agreement.

  3.22   State Takeover Statutes. The Board of Directors of Company has approved
         -----------------------
the Merger, this Agreement, the Company Related Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Company Related Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, this Agreement, the Company Related Agreements and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Company Related Agreements or the transactions contemplated hereby and thereby.

  3.23 Fairness Opinion. Company has received a written opinion from Salomon
       ----------------
Smith Barney, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to the Company from a financial point of view and has delivered to Parent a copy of such opinion.

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PARENT AND SPINCO

  Parent and Spinco hereby represent and warrant to Company, subject to (i) the documents, agreements and transactions contemplated by this Agreement, (ii) the exceptions disclosed in writing in the disclosure letter, dated as of the date hereof, delivered by Parent and Spinco to Company and Merger Sub concurrently with the execution and delivery of the Original Agreement, accepted by Company, and deemed redelivered by Parent and Spinco and accepted by Company for purposes of this Agreement (the "Parent Schedules"), and (iii) the information set forth in any Parent SEC Reports (as defined in Section 4.8(a) hereof) filed by Parent
                                         --------------
with the SEC prior to the date hereof, as follows:

  4.1  Organization and Good Standing. Parent, Spinco and each of their
       ------------------------------
respective Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as currently proposed to be conducted, and is duly qualified to conduct business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect on Spinco or the HDD Business.

  4.2  Charter Documents. Parent and Spinco have delivered or made available to
       -----------------
Company a true and complete copy of the Restated Certificate of Incorporation and Bylaws of Parent and the Certificate of Incorporation and Bylaws of Spinco and similar governing charter instruments of each of its Significant Subsidiaries, each as amended to date, and each such instrument is in full force and effect. None of Parent or Spinco, nor any of their respective Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing charter instruments.

  4.3  Capital Structure.
       -----------------

       (a) The authorized capital stock of Parent consists of 600,000,000 shares of HDD Common Stock, par value $0.01 per share, of which there were 76,968,118 shares issued and outstanding as of September 30, 2000, 1,000,000,000 shares of DSS Common Stock, par value $0.01 per share, of which there were 148,823,768 shares issued and outstanding as of September 30, 2000 (together the "Parent Common Stock"), and 20,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding. All outstanding shares of Parent Common Stock are duly authorized and validly issued, fully paid and nonassessable, and are not subject to any preemptive rights created by statute, the Restated Certificate of Incorporation or Bylaws of Parent or any agreement or other instrument to which Parent is a party or by which Parent or its properties or assets are bound. Of the shares of HDD Common Stock outstanding as of September 30, 2000, 1,494,409 were issued as shares of restricted stock and were subject to repurchase upon the termination of employment of the holder ("Restricted Stock") and of the shares of DSS Common Stock outstanding as of such date, 2,988,809 were shares of Restricted Stock. As of September 30, 2000, Parent had reserved an aggregate of 59,884,263 shares of Parent Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Parent Stock Option Plans, under which (i) options were outstanding to purchase an aggregate of 54,630,672 shares; and (ii) 5,253,591 shares were available for future grant. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions set forth in the instruments pursuant to which they are issuable, would be duly authorized and validly issued, fully paid and nonassessable. Section 4.3(a) of
                                                             --------------
the Parent Schedules contains a complete and accurate list of each outstanding option to acquire shares of Parent Common Stock as of September 30, 2000, the name of the holder of each such option, the number of shares subject to each such option, the exercise price of each such option, the number of shares as to which each such option was vested as of such date, the vesting schedule for each such option and whether the exercisability of each such option will be accelerated in any way as a result of the Merger or any other transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any.

       (b) At the Effective Time, the authorized capital stock of Spinco will consist of 100,000,000 shares of Common Stock, par value $0.01 per share. At the Effective Time, the number of shares of Spinco Common Stock which are issued and outstanding shall be equal to the number of shares of HDD Common Stock issued and outstanding immediately prior to the Redemption (the "Spinco Common Stock") and no shares of Preferred Stock will be issued and outstanding. All outstanding shares of Spinco Common Stock will be duly authorized and validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Spinco or any agreement or other instrument to which Spinco is a party or by which Spinco or its properties or assets are bound. All shares of Spinco Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions set forth in the instruments pursuant to which they are issuable, will be duly authorized and validly issued, fully paid and nonassessable.

       (c) There are no equity securities, partnership interests or other similar ownership interests of any class or series of capital stock of Parent, or any securities convertible into or exercisable or exchangeable for such equity securities, partnership interests or other similar ownership interests issued, reserved for issuance or outstanding. Except for securities Parent owns, directly or indirectly through one or more Subsidiaries, there are no equity securities, partnership interests or other similar ownership interests of any class or series of capital stock of any Subsidiary of Parent, or any securities convertible into or exercisable or exchangeable for such equity securities, partnership interests or other similar ownership interests issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, partnership interests or other similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any kind or character to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or other similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Parent, there are no voting trusts, proxies or other agreements or understandings with respect to any class or series of capital stock of Parent or with respect to any equity security, partnership interest or other similar ownership interest of any class or series of capital stock of any of its Subsidiaries.

  4.4  Subsidiaries. Section 4.4 of the Parent Schedules contains a complete and
       ------------  -----------
accurate list of each Subsidiary of Parent and Spinco, indicating the jurisdiction of incorporation of each such Subsidiary and Parent's and Spinco's percentage equity interest therein.

  4.5  Authority. Parent and Spinco have all requisite corporate power and
       ---------
authority to enter into this Agreement, the Parent Voting Agreements, the Parent Affiliate Agreements and the Separation Documents to be entered into or executed by Parent or Spinco (collectively, the "Parent Related Agreements"), to perform their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Spinco of this Agreement and the Parent Related Agreements, the performance by Parent and Spinco of their respective obligations hereunder and thereunder, and the consummation by Parent and Spinco of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent or Spinco, as applicable (including, without limitation, the adoption of this Agreement and the approval of the Merger by Parent as the sole stockholder of Spinco), subject only to the Parent Requisite Vote. This Agreement and the Parent Related Agreements have been (or, in the case of those Parent Related Agreements that are not being executed and delivered by Parent or Spinco concurrently with the execution and delivery of this Agreement, will, when they are executed and delivered by Parent or Spinco, have been) duly executed and delivered by Parent and Spinco, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute (or, in the case of those Parent Related Agreements that are not being executed and delivered by Parent or Spinco concurrently with the execution and delivery of this Agreement, will, when they are executed and delivered by Parent or Spinco, constitute) valid and binding obligations of Parent and Spinco, enforceable in accordance with their respective terms, subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting creditors' rights and the relief of debtors generally; and (ii) the effect of rules of law and general principles of equity, including, without limitation, rules of law and general principal of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  4.6  Conflicts. The execution and delivery of this Agreement and the Parent
       ---------
Related Agreements by Parent and Spinco do not, and the performance by Parent and Spinco of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the Restated Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Spinco or the equivalent organizational documents of any of their Subsidiaries; (ii) subject to obtaining the Parent Requisite Vote and the consents, approvals, orders and authorizations, and making the registrations, declarations and filings, described in Section 4.7 hereof, conflict with or violate any Law, rule,
             -----------
regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected; or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair rights of Parent or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or Spinco or any of their respective Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Spinco or any of their respective Subsidiaries is a party or by which Parent or Spinco or any of their respective Subsidiaries or any of their respective properties and assets are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clauses (ii) or (iii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Spinco or the HDD Business.

  4.7  Consents. No consent, approval, order or authorization of, or
       --------
registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or Spinco in connection with the execution and delivery by Parent or Spinco of this Agreement, the Separation Documents and the Parent Related Agreements, the performance by Parent or Spinco of their respective obligations hereunder and thereunder, or the consummation by Parent or Spinco of the transactions contemplated hereby or thereby, except for (i) the filing of a Registration Statement (as defined in Section 6.1 hereof) with the
                                                  -----------
SEC in accordance with the Securities Act; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iii) the filing of the Proxy Statement (as defined in Section 6.1 hereof) with the SEC in
                                   -----------
accordance with the Exchange Act; (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws; (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and the comparable Laws of any foreign countries; and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Spinco or the HDD Business.

  4.8  SEC Filings; Financial Statements; Undisclosed Liabilities.
       ----------------------------------------------------------

     (a) Parent has filed all forms, reports and documents relating to the HDD Business required to be filed with the SEC since December 31, 1998. All such required forms, reports and documents, and all exhibits and schedules thereto and documents incorporated by reference therein (including those filed by Parent relating to the HDD Business after the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports
(i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder; and (ii) did not at the time each such Parent SEC Report was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Parent or Spinco is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements of Parent and the combined financial statements of Parent's Hard Disk Drive Group (including, in each case, any related notes thereto) contained in the Parent SEC Reports (including any Parent SEC Reports filed by Parent after the date hereof until the Closing) (collectively, the "Parent Financial Statements"), (i) complied as to form in all material respects with the published rules and regulations of the SEC in effect, at the time of filing, with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash Flows of Parent and its consolidated Subsidiaries for the periods indicated therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The consolidated balance sheet of Parent contained in the Parent SEC Reports as of June 30, 2000, is hereinafter referred to as the "Parent Balance Sheet" and the separate combined balance sheet of Parent's Hard Disk Drive Group contained in the Parent SEC Reports as of June 30, 2000, is hereafter referred to as the "HDD Balance Sheet."

     (c) Neither Parent nor any of its Subsidiaries has any Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, except Liabilities (i) reflected in the Parent Balance Sheet; or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices. Spinco does not have any Liabilities as of the date of this Agreement, and, as of the Effective Time, will have no Liabilities other than the HDD Liabilities.

     (d) Neither Parent nor any of its Subsidiaries has any Liabilities of a nature relating to the HDD Business and included as HDD Liabilities that are required to be disclosed on a balance sheet or in the related notes to consolidated or combined financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, except Liabilities (i) reflected in the HDD Balance Sheet; or (ii) incurred since the date of the HDD Balance Sheet in the ordinary course, consistent with past practices, of the HDD Business.

     (e) Parent has heretofore furnished to Company a true and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed following the date hereof, to forms, reports and documents which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act relating to the HDD Business.

     4.9 Absence of Certain Changes or Events. Since the date of the Parent
         ------------------------------------
Balance Sheet: (a) there has not been, occurred or arisen: (i) any Material Adverse Effect on the HDD Business;

(ii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or (iii) any revaluation by Parent of any of its assets, including, without limitation, writing down of the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business; and (b) Parent has not taken any action, or failed to take any action, the taking or failure to take which action would, if it had occurred after the execution and delivery of this Agreement, have constituted a breach by Parent of Section 5.1
                                                                   -----------
or Section 5.2 hereof.
   -----------

  4.10 Taxes.
       -----

      (a) Parent and each of its Subsidiaries have timely filed all Returns relating to Taxes required to be Filed by Parent and each of its Subsidiaries with any Tax authority. Parent and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

      (b) Neither Parent nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its Subsidiaries, nor has Parent or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

      (c) No audit or other examination of any Return of Parent or any of its Subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its Subsidiaries been notified of any request for such an audit or other examination.

      (d) Neither Parent nor any of its Subsidiaries has any Liability for any material unpaid Taxes which has not been accrued for or reserved on Parent Balance Sheet in accordance with GAAP, other than any Liability for unpaid Taxes that may have accrued since June 30, 2000.

      (e) There is no contract, agreement, plan or arrangement to which Parent or any of its Subsidiaries is a party as of the date of this Agreement (including, without limitation, this Agreement), covering any employee or former employee of Parent or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

      (f) Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

      (g) Other than the Separation Documents contemplated hereby, neither Parent nor any of its Subsidiaries is party to or has any obligation under any Tax-sharing, Tax indemnity or Tax allocation agreement or arrangement.

      (h) None of the assets of Parent or any of its Subsidiaries are tax exempt use property within the meaning of Section 168(h) of the Code.

  4.11 Intellectual Property.
       ---------------------

      (a) For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (i) "Parent Intellectual Property" means all Intellectual Property that is owned by, or exclusively licensed to, Parent or any of its Subsidiaries and used in the HDD Business.

          (ii) "Parent Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or any of its Subsidiaries and used in the HDD Business.

     (b) No Parent Intellectual Property or product or service of Parent or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Parent or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

     (c) Either Parent or one of its Subsidiaries owns and has good and exclusive title to, or has a valid license to (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted), each material item of Parent Intellectual Property or other Intellectual Property used by Parent or the applicable Subsidiary free and clear of any Lien (excluding licenses and related restrictions), and either Parent or one of its Subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Parent or the applicable Subsidiary, including the sale of any products or the provision of any services by Parent or such Subsidiary.

     (d) Either Parent or one of its Subsidiaries owns exclusively, and has good title to, all copyrighted works that are products of Parent or the applicable Subsidiary or which Parent or the applicable Subsidiary otherwise expressly purports to own that are used in the HDD Business.

     (e) To the extent that any material Intellectual Property has been developed or created by a third party for Parent or any of its Subsidiaries that is used in the HDD Business, Parent or such Subsidiary has a written agreement with such third party with respect thereto and Parent or such

Subsidiary thereby either (i) has obtained ownership of, and is the exclusive owner of; or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

     (f) Neither Parent nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Parent Intellectual Property, to any third party.

     (g) To the knowledge of Parent, the operation of the HDD Business of Parent and its Subsidiaries as such business is currently conducted and currently proposed to be conducted, including Parent's and its Subsidiaries' design, development, manufacture, marketing and sale of the products or services of Parent and its Subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to the knowledge of Parent, constitute unfair competition or trade practices under the laws of any jurisdiction.

     (h) Neither Parent nor any of its Subsidiaries has received notice from any third party that the operation of the HDD Business of Parent or any of its Subsidiaries or any act, product or service of Parent or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

     (i) To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property.

     (j) All Parent Registered Intellectual Property included in the Parent Intellectual Property is valid and subsisting. All maintenance and annuity fees have been fully paid and all fees paid during prosecution and after issuance of any Parent Registered Intellectual Property have been paid in the correct entity status amounts.

     (k) There are no royalties, fees or other payments payable by Parent or any of its Subsidiaries to any third party by reason of the ownership, use, sale or disposition of Parent Intellectual Property.

     (l) Neither Parent nor any of its Subsidiaries is in breach of any license, sublicense or other agreement relating to material Parent Intellectual Property. Neither the execution of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger will contravene, conflict with or result in an impairment of Parent's right to own or use any of the material Parent Intellectual Property or any intellectual property of any third party.

       (m) To the knowledge of Parent, it has at all times been Parent's practice and procedure to require all employees of Parent and its Subsidiaries to execute an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Parent of any Intellectual Property arising from services performed for Parent by such employees, the current form of which has been provided to Company.

       (n) The Programs do not contain any open source code or any materials subject to the GNU Public License (GPL), GNU Lesser Public License (GLPL) or any similar license, and the Programs are not subject to any open source license restrictions; including without limit the GPL or GLPL.

       (o) To the knowledge of Parent, the Programs will be free of any and all viruses, Trojan horses, trap doors, passwords, keys, protection codes or any other devices or mechanisms which are intended to cause it to perform any material functions other than those specified or intended or which are intended to halt, disrupt, limit access or grant improper access to or sabotage the operation of the Programs or any other process or device.

  4.12 Compliance; Permits; Restrictions.
       ---------------------------------

     (a) Neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of (i) any Law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which any of their respective properties and assets are bound or affected; or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties and assets are bound or affected, except for conflicts, defaults or violations which, neither individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the HDD Business. To the knowledge of Parent, no investigation or review by any Governmental Authority is pending or threatened against Parent or its Subsidiaries, nor has any Governmental Authority indicated an intention to conduct the same, except for investigations which, neither individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the HDD Business or Spinco. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its Subsidiaries, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent and any of its Subsidiaries as currently conducted.

       (b) Parent and its Subsidiaries hold (or, in the case of Spinco, will hold upon the consummation of the Separation) all permits, licenses, variances, exemptions, orders and approvals from Governmental Authorities for the operation of the HDD Business, failure to hold which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the HDD Business or Spinco (collectively, the "Parent Permits"). Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

  4.13 Litigation. There are no Actions pending, or as to which Parent or any of
       ----------
its Subsidiaries has received any notice of assertion nor, to the knowledge of Parent, is there a threatened Action against Parent or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on Spinco, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement, except as is not material to Spinco.

  4.14 Brokers' and Finders' Fees. Except for fees payable to Lehman Brothers
       --------------------------
pursuant to an engagement letter, dated August 17, 2000, a copy of which has been provided to Company, neither Parent nor Spinco has incurred, nor will either incur, directly or indirectly, any Liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any other transactions contemplated by this Agreement.

  4.15 Employee Benefit Plans.
       ----------------------

     (a) Section 4.15(a) of the Parent Schedules contains a complete and
         ---------------
accurate list of all employee compensation, incentive, fringe or Benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee Benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Parent to be transferred in the Separation to Spinco ("Parent Employee" which shall for this purpose mean an employee of Parent or a Code Affiliate of Parent to be transferred in the Separation to Spinco), any Subsidiary of Parent, or with respect to which Parent has or, to its knowledge, may in the future have Liability, (collectively, the "Parent Plans"). Parent has provided or will make available to Company prior to the Closing: (i) true and complete copies of all documents embodying each Parent Plan including, without limitation, all amendments thereto, all trust documents related thereto; and all material written agreements and contracts relating to each such Parent Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and Financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Parent Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to each Parent Plan; (v) all material correspondence to or from any Governmental Authority relating to each Parent Plan; (vi) all forms and related notices required under the COBRA; (vii) the most recent discrimination tests for each Parent Plan; (viii) the most recent actuarial valuations, if any, prepared for each Parent Plan; (ix) if the Parent Plan is funded, the most recent annual and periodic accounting of the Parent Plan assets; and (x) all material communication to Parent Employees relating to any Parent Plan and any proposed Parent Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in Benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Parent or any Code Affiliate.

     (b) Each Parent Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all Laws, including, without limitation, ERISA and the Code, which are applicable to such Parent Plans. No Action (excluding claims for benefits incurred in the ordinary course of Parent Plan activities) has been brought, or to the knowledge of Parent, is threatened, against or with respect to any Parent Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or the DOL with respect to any Parent Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Parent Plans have been timely made or accrued. Any Parent Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination; and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of Parent, no condition or circumstance exists giving rise to a material likelihood that any such Parent Plan would not be treated as qualified by the IRS. Parent does not have any plan or commitment to establish any new Parent Plan, to modify any Parent Plan (except to the extent required by applicable Law or the applicable Parent Plan or to conform any such Parent Plan to the requirements of any applicable Law, in each case as previously disclosed to Company in writing, or as required by the terms of any Parent Plan or this Agreement), or to enter into any new Parent Plan. Each Parent Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Company, Parent or any of its Code Affiliates (other than ordinary administration expenses).

     (c) Neither Parent, any of its Subsidiaries, nor any of their Code Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Parent contributed to or been requested to contribute to any "multiemployer plan," as such term is defined under ERISA. Neither Parent, any of its Subsidiaries, nor any officer or director of Parent or any of its Subsidiaries is subject to any material Liability or penalty under
Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and
Section 408 of ERISA, has occurred with respect to any Parent Plan which could subject Parent or its Affiliates to material Liability.

     (d) None of the Parent Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable Law, and neither Parent nor any of its Subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Parent Employee, former employee, director, consultant or other person, except to the extent required by applicable Law.

     (e) Neither Parent nor any of its Subsidiaries is bound by or subject to (and none of its respective properties or assets is bound by or subject to) any arrangement with any labor union. No employee of Parent or any of its Subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Parent, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Parent, threatened labor dispute involving Parent or any of its Subsidiaries and any group of its employees nor has Parent or any of its Subsidiaries experienced any labor interruptions over the past three (3) years, and Parent and its subsidiaries consider their relationships with their employees to be good. Parent is in compliance in all material respects with all applicable material Laws respecting employment, employment practices, terms and conditions of employment and wages and hours.

     (f) Neither the execution and delivery by Parent of this Agreement or the Separation Documents, nor the performance by Parent of its obligations hereunder or thereunder, or the consummation by Parent of the transactions contemplated hereby or thereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or Parent Employee or any of its Subsidiaries under any Parent Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (g) Each Parent International Employee Plan (as defined below) has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all Laws that are applicable to such Parent International Employee Plan. Furthermore, no Parent International Employee Plan has unfunded Liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by applicable Law, no condition exists that would prevent Parent or Company from terminating or amending any Parent International Employee Plan at any time for any reason. For all purposes of and under this Agreement, "Parent International Employee Plan" means each Parent Plan covering employees to be transferred in the Separation to Spinco that has been adopted or maintained by Parent or any of its Subsidiaries, whether informally or formally, for the Benefit of current or former employees of Parent or any of its Subsidiaries outside the United States.

  4.16 Absence of Liens. Parent and each of its Subsidiaries has good and valid
       ----------------
title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets (real, personal and mixed) used in the HDD Business, free and clear of any Liens, except (i) Liens reflected in the Parent Financial Statements; (ii) Liens for Taxes not yet due and payable; and (iii) such Liens as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the HDD Business.

  4.17 Facilities. Section 4.19 of the Parent Schedules provides an accurate and
       ----------  ------------
complete list of any facility or real property, including without limitation, any improvement, equipment, structure, building or fixture that is currently owned, used, occupied, controlled or rented in connection with the HDD Business (collectively, the "Parent Facilities"), and Parent has provided Company true and complete copies of all leases, licenses or other agreements relating to Parent's use or occupancy of the Parent Facilities

(collectively, the "Parent Leases"). Neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent any other party to a Parent Lease, is in material breach, violation or default under, and neither Parent nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any Parent Lease.

  4.18 Sufficiency of HDD Assets and Parent Intellectual Property. The Parent
       ----------------------------------------------------------
Intellectual Property constitutes and includes all of the Intellectual Property used in the HDD Business, or necessary for the conduct of the HDD Business, as the HDD Business is currently conducted. The HDD Assets, together with the Parent Intellectual Property and the rights conferred under the contracts assigned to (or the economic benefits of which are conferred on) Spinco in the Separation pursuant to the Separation Documents, constitutes and includes all of the property and assets, tangible and intangible, and all agreements and rights, used in the HDD Business, or necessary for the conduct of the HDD Business, as the HDD Business is currently conducted.

  4.19   Environmental Matters.
         ---------------------

     (a) (i)   To the knowledge of Parent, the HDD Business is in compliance and has been in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the HDD Business and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Spinco or the HDD Business. Since December 31, 1997, neither Parent, Spinco nor any of their respective Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, citizens' group, employee or otherwise, indicating that the HDD Business is not in such compliance, except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Spinco or the HDD Business.

         (ii) There is no Environmental Claim pending or, to the knowledge of Parent, threatened against the HDD Business or, to the knowledge of Parent, against any entity or business whose liability for any Environmental Claim Spinco or any of its Subsidiaries has or may have retained, assumed or been allocated, or that Spinco or any of its Subsidiaries may or will assume, be allocated or otherwise acquire, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Spinco or the HDD Business.

         (iii) There are no present or, to the knowledge of Parent, past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release or presence of any Hazardous Material that could form the basis of any Environmental Claim against Parent (in connection with the HDD Business), Spinco or any of its Subsidiaries or the Surviving Corporation or, to the knowledge of Parent, against any entity or business whose liability for any Environmental Claim Spinco or any of its Subsidiaries has or may have retained, assumed or been allocated, or that Spinco or any of its Subsidiaries may or will assume, be allocated or otherwise acquire, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Spinco.

     (b) Neither Spinco nor any of its Subsidiaries is subject to any indemnity or other agreement, or will after the Separation be subject to any indemnity or other agreement, relating to liability under any Environmental Laws or relating to Hazardous Materials, except for indemnity or similar provisions contained in Parent Contracts that were entered into in the ordinary course of Parent's business.

  4.20 Labor Matters. Except as would not be material to the HDD Business, there
       -------------
are no controversies pending or, to the knowledge of Parent, threatened, between Parent or any of its Subsidiaries and any of their respective employees. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its Subsidiaries nor does Parent know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, Parent has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Parent or any of its Subsidiaries.

  4.21 Agreements, Contracts and Commitments.
       -------------------------------------

     (a) Except as would not be material to the HDD Business, neither Parent nor any of its Subsidiaries is a party to or is bound by:

         (i) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Board of Directors of Parent, other than those that are terminable by Parent or any of its Subsidiaries on no more than thirty (30) days' notice without Liability or Financial obligation to Parent;

         (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (iii) any agreement of indeminification or any guaranty other than any agreement of indeminification entered into in connection with the sale or license of products or services in the ordinary course of business;

         (iv) any agreement, contract or commitment containing any covenant limiting in any respect the right of Parent or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

         (v) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Parent or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Parent has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than its Subsidiaries; or

         (vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit.

     (b) Neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent any other party to a Parent Contract (as defined below), is in breach, violation or default under, and neither Parent nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound that are required to be disclosed in the Parent Schedules pursuant to this Agreement (any such agreements, contracts or commitments are "Parent Contracts") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek material damages or other material remedies (for any of such breaches, violations or defaults, or all of them in the aggregate).

  4.22 Registration Statement; Proxy Statement; Other Filings. None of the
       ------------------------------------------------------
information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 6.1
                                                              -----------
hereof) will at the time it is declared or ordered effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and (ii) the Proxy Statement (as defined in Section 6.1 hereof)
                                                            -----------
shall not, on the date the Proxy Statement is first mailed to the stockholders of Parent and the stockholders of Company, at the time of the Parent Stockholders' Meeting (as defined in Section 6.1 of this Agreement) or the
                                     -----------
Company Stockholders' Meeting (as defined in Section 6.1 of this Agreement) and
                                             -----------
at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting or the Company Stockholders' Meeting which has become false or misleading. The

Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder that are applicable by reason of the Proxy Statement constituting a proxy statement of Parent. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in any of the foregoing documents.

  4.23 Board Approval. The Board of Directors of Parent has, as of the date of
       --------------
this Agreement, made the determinations set forth in the fifth recital to this Agreement.

  4.24 State Takeover Statutes. The Board of Directors of Parent has approved
       -----------------------
the Merger, this Agreement, the Parent Related Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, the Redemption, this Agreement, the Parent Related Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, the Redemption, this Agreement, the Parent Related Agreements and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, the Redemption, this Agreement, the Parent Related Agreements or the transactions contemplated hereby and thereby.

  4.25 Fairness Opinion. Parent has received a written opinion from Lehman
       ----------------
Brothers, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to the holders of HDD Common Stock from a financial point of view and has delivered to Company a copy of such opinion.

                                   ARTICLE V
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

  5.1  Conduct of Business. During the period commencing with the execution and
       -------------------
delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, except (i) in the case of Company as provided in Article V of the Company
                                                 ---------
Schedules and in the case of Parent as provided in Article V of the Parent
                                                   ---------
Schedules; or (ii) to the extent that the other party shall otherwise consent in writing, Company (which for the purposes of this Article V shall include Company
                                                 ---------
and each of its Subsidiaries) and Parent (which for the purposes of this Article
                                                                         -------
V shall include Parent and each of its Subsidiaries) shall (a) carry on its
-
business diligently and in accordance with good commercial practices and in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws, (b) pay its debts and Taxes when due (unless being contested or disputed in good faith), (c) pay or perform other material obligations when due, (d) keep in force all insurance policies relating to the HDD Business and (e) use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, landlords, creditors, employees and others with which it has business dealings. In furtherance of the foregoing and subject to applicable Law, Company and Parent shall confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of the HDD Business during the foregoing period.

  5.2  Restricted Conduct. Except (i) in the case of Company, as provided in
       ------------------
Article V of the Company Schedules; and (ii) in the case of Parent or Spinco, as
---------
provided in Article V of the Parent Schedules, or as provided in this Agreement,
            ---------
none of Company, Parent or Spinco shall do any of the following, and none of Company, Parent or Spinco shall permit its Subsidiaries to do any of the following, without the prior written consent of the other party hereto (provided, however, that subparagraphs (a), (b), (d), (e), (f), (g), (h), (i) and (j) shall only apply to the HDD Business and its employees and Spinco):

     (a) except as required by applicable Law or pursuant to the terms of a Company Plan or a Parent Plan, as the case may be, in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options, granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (b) grant any severance or termination pay to any director, officer or employee, except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other party hereto, or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

     (c) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property or the Parent Intellectual Property, as the case may be, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

     (d) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

     (e) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its Subsidiaries, or Parent or its Subsidiaries, as the case may be, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

     (f) issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any kind or character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Company Common Stock or Parent Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding on the date hereof; (ii) the granting of options to purchase shares of Company Common Stock or Parent Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice (as to recipients, amounts and vesting); (iii) shares of Company Common Stock or Parent Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii); and (iv) shares of Company Common Stock or Parent Common Stock, as the case may be, issuable to participants in Parent's 1999 Employee Stock Purchase Plan (the "Parent ESPP") or the Company 1998 Employee Stock Purchase Plan (the "Company ESPP") consistent with the terms thereof;

     (g) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company or Parent, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

     (h) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

     (i) incur any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company or Parent, as the case may be, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice; or (ii) pursuant to existing credit facilities in the ordinary course of business;

      (j) adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan other than routine amendments in the ordinary course and consistent with past practices, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee other than in the ordinary course of business consistent with past practices, or increase the salaries or wage rates or fringe benefits (including rights to severance or indeminification) of its directors, officers, employees or consultants;

      (k) revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

      (l) engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the terms of this Article V;
                                                              ---------

      (m) sell, dispose of or license any of the HDD Assets to any person, except Inventory in the ordinary course of business, or mortgage, pledge, subject to a Lien, grant a security interest in or otherwise encumber any of the HDD Assets;

      (n) change accounting methods or practices relating to or affecting the HDD Assets, the HDD Liabilities or the HDD Business (including, without limitation, methods and practices relating to the internal allocation of assets and liabilities as between the HDD Business and Parent's DLT & Storage Systems Group);

      (o) amend, terminate or waive any rights under any contract of Parent relating to the HDD Business, except in the ordinary course of the HDD Business consistent with past practices; or

      (p) agree in writing or otherwise to take any of the actions described in
Section 5.1 through Section 5.2(p), inclusive.
-----------         --------------

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

  6.1 Proxy Statement/Prospectus; Registration Statement.
      --------------------------------------------------

     (a) As promptly as practicable after the execution of this Agreement, (i) Company and Parent shall prepare and file with the SEC a joint proxy statement (the "Proxy Statement") to be sent to the stockholders of Company and the stockholders of Parent in connection with the meeting of the stockholders of Company to consider the approval of the Company Stockholder Proposal (the "Company Stockholders' Meeting") and in connection with the meeting of the stockholders of Parent to consider the approval of the Parent Stockholder Proposal (the "Parent Stockholders' Meeting"), and (ii) Company shall prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), in which the Proxy Statement will be included as a prospectus, to register under the Securities Act the issuance of shares of Company Common Stock in connection with the Merger. Each of Company and Parent shall respond to any comments of the SEC, use its respective commercially reasonable efforts to have the Registration Statement declared or ordered effective under the Securities Act as promptly as practicable after such filing, and cause the Proxy Statement to be mailed to its respective stockholders at the earliest practicable time. As promptly as practicable after the date hereof, Company and Parent shall prepare and file any other filings required under the Exchange Act or the Securities Act. Each party hereto shall notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Registration Statement or for additional information, and shall supply the other party or parties hereto with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Registration Statement. Each party hereto shall comply in all material respects with all requirements of Law applicable to such party in connection with the Proxy Statement and the Registration Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, Company or Parent, as the case may be, shall promptly inform the other party hereto of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Company or stockholders of Parent, such amendment or supplement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and Company shall mail the Proxy Statement to their respective stockholders.

          (b)  Subject to Section 6.2(c) and Section 6.2(d) hereof, the Proxy
                          --------------     --------------
Statement shall also include the recommendations of (i) the Board of Directors of Company in favor of approval of the Company Stockholder Proposal, and (ii) the Board of Directors of Parent in favor of approval of the Parent Stockholder Proposal.

     6.2  Meetings of Stockholders.
          ------------------------

          (a) Company shall take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting, to be held as promptly as practicable after the Registration Statement is declared effected under the Securities Act, for the purpose of voting upon the approval of the Company Stockholder Proposal and shall use its commercially reasonable efforts to convene and hold the Company Stockholders' Meeting on the same day and at the same time as the Parent Stockholders' Meeting. Parent shall take all action necessary in accordance with Delaware Law, the Restated Certificate of Incorporation and its Bylaws to convene the Parent Stockholders' Meeting, to be held as promptly as practicable after the Registration Statement is declared effected under the Securities Act, for the purpose of voting upon the approval of the Parent Stockholder Proposal and shall use its commercially reasonable efforts to hold the Parent Stockholders' Meeting on the same day and at the same time as the Company Stockholders' Meeting. Subject to Section 6.2(c) and Section 6.2(d) hereof,
                                  --------------     --------------
Parent and Company shall each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Company Stockholder Proposal, in the case of Company, and in favor of the approval of the Parent Stockholder Proposal, in the case of Parent, and shall take all other action necessary or advisable to secure the Company Requisite Vote, in the case of Company's stockholders, and the Parent Requisite Vote, in the case of Parent's stockholders, in each case as required by Delaware Law and all other applicable legal requirements (including, without limitation, the rules of Nasdaq, in the case of Company, and the rules of the New York Stock Exchange, in the case of Parent).

          (b)  Subject to Section 6.2(c) and Section 6.2(d) hereof: (i) the
                          --------------     --------------
Board of Directors of Company shall recommend that the stockholders of Company vote in favor of approval of the Company Stockholder Proposal at the Company Stockholders' Meeting, and the Board of Directors of Parent shall recommend that the stockholders of Parent vote in favor of the approval of the Parent Stockholder Proposal at the Parent Stockholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Company has recommended that the stockholders of Company vote in favor of approval of the Company Stockholder Proposal at the Company Stockholders' Meeting, and a statement to the effect that the Board of Directors of Parent has recommended that the stockholders of Parent vote in favor of the approval of the Parent Stockholder Proposal at the Parent Stockholders' Meeting; and (iii) neither Board of Directors, nor any committee thereof, shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the other party hereto, its respective recommendation.

          (c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its recommendation in favor of approval of the Company Stockholder Proposal by the stockholders of Company if
(i) a Company Superior Offer (as defined below) is made to Company and is not withdrawn; (ii) neither Company nor any of its representatives shall have violated any of the restrictions set forth in Section 6.4(a) hereof; and (iii)
                                              --------------
the Board of Directors of Company concludes in good faith, after consultation with its legal counsel, that, in light of such Company Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is necessary in order for the Board of Directors of Company to comply with its fiduciary obligations to the stockholders of Company under applicable Law. Nothing contained in this Section 6.2(c) shall limit Company's obligation to convene and
                  --------------
hold the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "Company Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company, pursuant to which the stockholders of Company immediately preceding such transaction hold less than fifty percent (50%) of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of fifty percent (50%) of the fair market value of Company's assets immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that the Board of Directors of Company determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the Company stockholders from a financial point of view than the terms of the Merger; provided, however, that no such offer shall be deemed to be a Company Superior Offer if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith judgment of the Board of Directors of Company to be obtained by such third party on a timely basis.

          (d) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prevent the Board of Directors of Parent from withholding, withdrawing, amending or modifying its recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger by the stockholders of Parent if (i) a Parent Superior Offer (as defined below) is made to Parent and is not withdrawn; (ii) neither Parent nor any of its representatives shall have violated any of the restrictions set forth in Section
                                                                         -------
6.4(b) hereof; and (iii) the Board of Directors of Parent concludes in good
------
faith, after consultation with its legal counsel, that, in light of such Parent Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is necessary in order for the Board of Directors of Parent to comply with its fiduciary obligations to the stockholders of Parent under applicable Law. Nothing contained in this Section 6.2(d) shall limit Parent's
                                          --------------
obligation to convene and hold the Parent Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified). For purposes of this Agreement, "Parent Superior Offer" shall mean an unsolicited, bona Fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent, pursuant to which the holders of HDD Common Stock immediately preceding such transaction hold less than fifty percent (50%) of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Parent of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of fifty percent (50%) of the fair market value of assets that would have been part of the HDD Business and transferred to Spinco if the Separation had taken place; or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding HDD Common Stock, in each case on terms that the Board of Directors of Parent determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the Parent stockholders than the terms of the Merger; provided, however, that no such offer shall be deemed to be a Parent Superior Offer if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely, in the good faith judgment of the Board of Directors of Parent, to be obtained by such third party on a timely basis.

          (e) Nothing in this Agreement shall prohibit the Company, Parent or their respective Boards of Directors from complying with Rule 14-2 and Rule 14d-9 promulgated under the Securities Exchange Act with respect to a tender or exchange offer made by a third party for any or their respective securities.

     6.3  Access to Information; Confidentiality.
          --------------------------------------

          (a) Each party hereto shall afford the other party hereto and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party hereto during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party hereto may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to
                                      -----------
modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger or the other transactions contemplated hereby.

          (b) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated August 14, 2000 (the
"Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     6.4  No Solicitation.
          ---------------

          (a)  Restrictions on Company.
               -----------------------

               (i) During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, Company and its Subsidiaries shall not, nor shall they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (A) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal (as defined in
Section 6.4(a)(ii) hereof); (B) participate in any discussions or negotiations
------------------
regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Company Acquisition Proposal or relating to any Company Acquisition Transaction; (C) engage in discussions with any person with respect to any Company Acquisition Proposal; (D) subject to Section 6.2(c) hereof, approve, endorse or recommend
                         --------------
any Company Acquisition Proposal; or (E) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Company Acquisition Transaction (as defined in Section
                                                                         -------
6.4(a)(ii) hereof); provided, however, that until the date on which this
----------
Agreement is approved and adopted by the Company Requisite Vote, this Section
                                                                      -------
6.4(a) shall not prohibit Company from furnishing nonpublic information
------
regarding Company and its Subsidiaries to, entering into a confidentiality agreement or discussions or negotiations with, any person or group in response to a Company Superior Offer submitted by such person or group (and not withdrawn) if (w) neither Company nor any representative of Company and its Subsidiaries shall have violated any of the restrictions set forth in this
Section 6.4(a); (x) the Board of Directors of Company concludes in good faith,
--------------
after consultation with its legal counsel, that such action is necessary in order for the Board of Directors of Company to comply with its fiduciary obligations to the stockholders of Company under applicable Law; (y) (1) at least forty-eight (48) hours prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Company gives Parent written notice of the identity of such person or group and of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group, and (2) Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Company and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement; and (z) contemporaneously with furnishing any such nonpublic information to such person or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Company to Parent). Company and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.4(a), any
                                                         --------------
officer or director of Company or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.4(a) by Company.
                                                    --------------
In addition to the foregoing, Company shall (i) provide Parent with at least forty-eight (48) hours' prior notice (or such lesser prior notice as provided to the members of the Board of Directors of Company but in no event less than eight
(8) hours) of any meeting of the Board of Directors of Company at which the Board of Directors of Company is reasonably expected to consider a Company Superior Offer, and (ii) provide Parent with at least forty-eight (48) hours' prior written notice of a meeting of the Board of Directors of Company at which the Board of Directors of Company is reasonably expected to recommend a Company Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Company Superior Offer.

               (ii) For all purposes of and under this Agreement, "Company Acquisition Proposal" means any offer or proposal (other than an offer or proposal by Parent) relating to any Company Acquisition Transaction. For all the purposes of and under this Agreement, "Company Acquisition Transaction" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (A) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of fifty percent (50%) or more in interest of the total outstanding voting securities of Company or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) beneficially owning fifteen percent (15%) or more in interest of the total outstanding voting securities of Company or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of fifteen percent (15%) or more of the assets of Company; or (C) any liquidation or dissolution of Company.

               (iii) In addition to the obligations of Company set forth in
Section 6.4(a)(i) hereof, as promptly as practicable, and in any event within
----------------
twenty-four (24) hours, Company shall advise Parent orally and in writing of any request received by Company for non-public information which Company reasonably believes could lead to a Company Acquisition Proposal or of any Company Acquisition Proposal, the material terms and conditions of such request or Company Acquisition Proposal, and the identity of the person or group making any such request or Company Acquisition Proposal. Company shall keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request or Company Acquisition Proposal.

          (b)  Restrictions on Parent.
               ----------------------

               (i) During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and its Subsidiaries shall not, nor shall they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (A) solicit, initiate, encourage or induce the making, submission or announcement of any Parent Acquisition Proposal (as defined in
Section 6.4(b)(ii) hereof); (B) participate in any discussions or negotiations
------------------
regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Parent Acquisition Proposal or relating to any Parent Acquisition Transaction; (C) engage in discussions with any person with respect to any Parent Acquisition Proposal; (D) subject to Section 6.2(d) hereof, approve, endorse or recommend
                         --------------
any Parent Acquisition Proposal; or (E) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Parent Acquisition

Transaction (as defined in Section 6.4(b)(ii) hereof); provided, however, until
                           -----------------
the date on which this Agreement is approved and adopted by the Parent Requisite Vote, this Section 6.4(b) shall not prohibit Parent from furnishing nonpublic
           --------------
information regarding Parent and its Subsidiaries to, entering into a confidentiality agreement or into discussions or negotiations with, any person or group in response to a Parent Superior Offer submitted by such person or group (and not withdrawn) if (w) neither Parent nor any representative of Parent and its Subsidiaries shall have violated any of the restrictions set forth in this Section 6.4(b); (x) the Board of Directors of Parent concludes in good
     --------------
faith, after consultation with its legal counsel, that such action is advisable in order for the Board of Directors of Parent to comply with its fiduciary obligations to the stockholders of Parent under applicable Law; (y) (1) at least forty-eight (48) hours prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Parent gives Company written notice of the identity of such person or group and of Parent's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group, and (2) Parent receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Parent and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement; and (z) contemporaneously with furnishing any such nonpublic information to such person or group, Parent furnishes such nonpublic information to Company (to the extent such nonpublic information has not been previously furnished by Parent to Company). Parent and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.4(b) by any officer or director of
                                   --------------
Parent or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of Parent or any of its Subsidiaries shall be deemed to be a breach of this Section 6.4(b) by Parent. In addition to the foregoing,
                       --------------
Parent shall (i) provide Company with at least forty eight (48) hours' prior notice (or such lesser prior notice as provided to the members of the Board of Directors of Parent but in no event less than eight (8) hours) of any meeting of the Board of Directors of Parent at which the Board of Directors of Parent is reasonably expected to consider a Parent Superior Offer; and (ii) provide Company with at least forty-eight (48) hours' prior written notice of a meeting of the Board of Directors of Parent at which the Board of Directors of Parent is reasonably expected to recommend a Parent Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Parent Superior Offer.

               (ii) For all purposes of and under this Agreement, "Parent Acquisition Proposal" means any offer or proposal (other than an offer or proposal by Company) relating to any Parent Acquisition Transaction. For all the purposes of and under this Agreement, "Parent Acquisition Transaction" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (A) any acquisition or purchase from Parent by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of fifteen percent (15%) or more in interest of the total outstanding HDD Common Stock of Parent or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) beneficially owning fifteen percent (15%) or more in interest of the total outstanding HDD Common Stock of Parent or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Parent pursuant to which the aggregate percentage equity interest in the surviving or resulting entity of such transaction held by the former holders of HDD Common Stock represents 50% or less of the aggregate equity interest in Parent represented by their shares of HDD Common Stock immediately before the transaction; or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of fifteen percent (15%) or more of the HDD Business assets.

               (iii) In addition to the obligations of Parent set forth in
Section 6.4(b)(i), as promptly as practicable, and in any event within twenty-
-----------------
four (24) hours, Parent shall advise Company orally and in writing of any request received by Parent for non-public information which Parent reasonably believes could lead to a Parent Acquisition Proposal or of any Parent Acquisition Proposal, the material terms and conditions of such request or Parent Acquisition Proposal and the identity of the person or group making any such request or Parent Acquisition Proposal.

     6.5  Public Disclosure. Parent and Company shall consult with each other
          -----------------
and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement, a Company Acquisition Proposal or a Parent Acquisition Proposal and shall not issue any such press release or make any such public statement prior to such agreement, except as may be required by applicable Law or any listing agreement with a national securities exchange or Nasdaq in which case reasonable efforts to consult with the other party hereto shall be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party hereto shall have withheld, withdrawn, amended or modified its recommendation in favor of the transactions contemplated hereby.

     6.6  Requirements of Law. Each of Parent, Spinco and Company shall take all
          -------------------
commercially reasonable actions necessary or desirable to comply promptly with all requirements of Law which may be imposed on them with respect to the consummation of the Merger or any other transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to each other and any third party necessary in connection with any such requirements imposed upon any of them or their respective Subsidiaries in connection with the consummation of the Merger or any other transactions contemplated by this Agreement. Company shall use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Company Common Stock in connection with the Merger. Parent shall use its commercially reasonable efforts to assist Company as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Company Common Stock in connection with the Merger.

     6.7  Third Party Consents. As soon as practicable following the date
          --------------------
hereof, Parent, Spinco and Company shall each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the Merger, the Separation, the Redemption and other transactions contemplated by this Agreement and to permit the Surviving Corporation to operate the HDD Business under the ownership of Company following the Effective Time.

     6.8  Notification of Certain Matters. Parent and Spinco shall give prompt
          -------------------------------
notice to Company, and Company shall give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, such that the conditions set forth in
Section 7.2(a) or Section 7.3(a) hereof, as the case may be, would not be
--------------    --------------
satisfied as a result thereof; or (ii) any material failure of Parent and Spinco or Company as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 6.8 shall not
                                                       -----------
limit or otherwise affect the remedies available hereunder to the party hereto receiving such notice.

     6.9 Further Assurances. Subject to the respective rights and obligations of
         ------------------
Parent, Spinco and Company under this Agreement, each of the parties hereto shall use its commercially reasonable efforts to effectuate the Merger, the Separation, the Redemption and the other transactions contemplated hereby, and to fulfill and cause to be fulfilled the conditions to the other parties' obligations to proceed with the closing under this Agreement. Each party hereto agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements, to supplement the respective forms of each of the Separation Documents and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intent and purposes of this Agreement.

     6.10 Stock Options and Restricted Stock; Parent ESPP.
          -----------------------------------------------

          (a)  Outstanding HDD & DSS Options and Restricted Stock. The Parent
               --------------------------------------------------
Stock Options covering shares of HDD Common Stock that are outstanding as of the Redemption Date shall be referred to herein as "Outstanding HDD Options." The Parent Stock Options covering shares of DSS Common Stock that are outstanding as of the Redemption Date shall be referred to herein as "Outstanding DSS Options." Restricted Stock covering shares of HDD Common Stock as of the Redemption Date shall be referred to herein as "HDD Restricted Stock." Restricted Stock covering shares of DSS Common Stock as of the Redemption Date shall be referred to herein as "DSS Restricted Stock."

          (b)  Spinco Assumption of Outstanding HDD Options and Restricted Stock
               -----------------------------------------------------------------
Held by Transferred Employees, Former Parent Service Providers and Other
------------------------------------------------------------------------
Individuals Holding Vested HDD Restricted Stock. In the Redemption, (i) all
-----------------------------------------------
Outstanding HDD Options and HDD Restricted Stock held by Transferred Employees, whether or not vested; (ii) all vested Outstanding HDD Options and HDD Restricted Stock held by Former Parent Service Providers; and (iii) all vested HDD Restricted Stock held by other individuals shall be assumed by Spinco ("Other HDD Restricted Stockholders"). Each Outstanding HDD Option and share of HDD Restricted Stock so assumed by Spinco under this Agreement shall continue to have, and be subject to, the same terms and conditions of such options and restricted stock agreements immediately prior to the Redemption Date (including, without limitation, any repurchase rights or post-termination exercise provisions), and shall cover the same number of shares of Spinco Common Stock, at the same per share exercise price, as the number of shares of HDD Common Stock covered by the option or subject to the HDD Restricted Stock award prior to the assumption. Such assumed options shall be referred to herein as "Spinco Options." Such assumed HDD Restricted Stock shall be referred to herein as "Spinco Restricted Stock."

          (c)  Company Assumption of Spinco Options and Spinco Restricted Stock
               ----------------------------------------------------------------
Held by Transferred Employees, Former Parent Service Providers and Other HDD
----------------------------------------------------------------------------
Restricted Stockholders. At the Effective Time, (i) all Spinco Options and
-----------------------
Spinco Restricted Stock held by Transferred Employees, whether or not vested;
(ii) all vested Spinco Options and vested Spinco Restricted Stock held by Former Parent Service Providers; and (iii) all vested Spinco Restricted Stock held by Other HDD Restricted Stockholders shall be assumed by Company. Each Spinco Option and share of Spinco Restricted Stock so assumed by Company under this Agreement shall continue to have, and be subject to, the same terms and conditions of such options and restricted stock agreements immediately prior to the Effective Time (including, without limitation, any repurchase rights, or post-termination exercise provisions), except that (i) for purposes of determining vesting, continuous service shall include service for Parent immediately prior to the Effective Time and service with Company from and after the Effective Time; (ii) each Spinco Option shall be exercisable (or shall become exercisable in accordance with its terms) for that number of whole shares of Company Common Stock equal to the product obtained by multiplying (x) the number of shares of Spinco Common Stock that were issuable upon exercise of such Spinco Option immediately prior to the Effective Time; by (y) the Exchange Ratio, rounded down to the nearest whole number of shares of Company Common Stock, (iii) the per share exercise price for the shares of Spinco Common Stock issuable upon exercise of such assumed Spinco Option shall be equal to the quotient determined by dividing (x) the exercise price per share of Spinco Common Stock at which such Spinco Option was exercisable immediately prior to the Effective Time, by (y) the Exchange Ratio, rounded up to the nearest whole cent; and (iv) each share of Spinco Restricted Stock shall be converted into that number of whole shares of Company Common Stock equal to the product obtained by multiplying (x) the number of shares of Spinco Common Stock subject to the Spinco Restricted Stock, by (y) the Exchange Ratio, rounded down to the nearest whole number of shares of Company Common Stock.

          (d)  Treatment of Outstanding DSS Options Held by Transferred
               --------------------------------------------------------
Employees. At the Effective Time (i) Transferred Employees holding Outstanding
---------
DSS Options vested as of such date shall have the post-termination exercise period as set forth in relevant provisions of the applicable stock option agreement to exercise such vested Outstanding DSS Options after which such vested Outstanding DSS Options shall terminate and be without further force and effect; and (ii) Outstanding DSS Options that are unvested as of such date shall be converted into shares of DSS restricted stock with a per share purchase price equal to par value (the "Converted DSS Restricted Stock"). The conversion formula for the Converted DSS Restricted Stock shall be determined by Parent, but shall confer an economic value at least equal to the option spread at the time of conversion. The Converted DSS Restricted Stock shall vest as to fifty percent (50%) of the shares upon the earlier of (i) three (3) months following the Effective Time, subject to the optionee's continued employment or consulting relationship with the Company or its affiliates through such vesting date; or
(ii) upon the optionee's involuntary termination other than for Cause, death or Disability or upon his or her voluntary termination for Good Reason, as such terms are defined in the applicable restricted stock agreement. The remaining fifty percent (50%) of the Converted DSS Restricted Stock shall vest ratably each month over the succeeding nine (9) month period, subject to the optionee's continued employment or consulting relationship with the Company or its affiliates through such monthly vesting dates, so as to be 100% vested one (1) year following the Effective Time.

          (e)  Outstanding HDD Options and Unvested HDD Restricted Stock Held by
               -----------------------------------------------------------------
Individuals Other than Transferred Employees and Former Parent Service
----------------------------------------------------------------------
Providers. Outstanding HDD Options (both vested and unvested) and unvested HDD
---------
Restricted Stock held by individuals other than Transferred Employees and Former Parent Service Providers shall be converted into DSS Options and DSS Restricted Stock as determined by Parent (and consistent with the terms of the Insurance Opinion and the statement of facts provided therein).

          (f)  Parent ESPP. As of the Redemption Date, Transferred Employees
               -----------
will cease to participate in the Parent ESPP. In accordance with the terms of the Parent ESPP, any monies set aside under such Plan that were not previously used to purchase ESPP shares shall promptly be returned to the Transferred Employees.

     6.11 Form S-8. Company agrees to file a registration statement on Form S-8
          --------
for the shares of Company Common Stock issuable with respect to assumed Parent Stock Options as soon as is reasonably practicable following the Effective Time, but in no event later than ten (10) business days following the Effective Time.

     6.12 Insurance Policy. Company and Parent shall cooperate in obtaining the
          ----------------
Insurance Policy. Unless Parent otherwise consents in writing, the Insurance Policy shall be issued in the name of Parent, as insured, and shall include Company as a "loss payee" as its interests may appear. Company shall pay all premiums due and owing to obtain and maintain the Insurance Policy in effect.

     6.13 D&O Insurance.
          -------------

          (a) For a period of six (6) years after the Effective Time, Company shall maintain in effect directors' and officers' liability insurance for any claims in connection with this Agreement and the transactions contemplated hereby (and only such claims) covering those persons who are currently covered by Parent's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Company; provided, however, that Company shall not be obligated to spend annually more than 150% of the annual premium most recently charged to Parent for such insurance and, if such insurance is not readily available on commercially reasonable terms within such limit, Company shall be required to obtain only such insurance as is readily available on reasonable terms within such limit; and provided, further, that Company may elect to satisfy its obligation under this Section 6.13(a) by purchasing one or more "tail" or "run-
                      ---------------
off" policies providing the required coverage for such six-year period.

          (b)  The terms and provisions of this Section 6.13 are (i) intended to
                                                ------------
be for the benefit of, and shall be enforceable by, each of the persons referred to in Section 6.13(a) hereof, Parties; and (ii) in addition to, and not in
      ---------------
substitution for, any other rights to indeminification or contribution that any of such persons may have by contract or otherwise.

          (c)  This Section 6.13 shall survive any termination of this Agreement
                    ------------
and the consummation of the Merger at the Effective Time, and shall be binding on all successors and assigns of Company and the Surviving Corporation.

     6.14 Tax-Free Reorganization/Insurance Opinion. Neither Parent nor Company
          -----------------------------------------
shall, nor shall either permit any of its respective Subsidiaries to, take or cause to be taken any action that would reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or would make any certification or representation or warranty given by either party to the issuer of the Insurance Opinion and referenced in the Insurance Opinion untrue or incorrect in any material respect.

     6.15 Nasdaq Listing. Company shall authorize for listing on Nasdaq National
          --------------
Market the shares of Company Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     6.16 Regulatory Filings; Commercially Reasonable Efforts.
          ---------------------------------------------------

          (a) As soon as reasonably practicable after the date of this Agreement, Company and Parent each shall file with the FTC and the Antitrust Division of the DOJ, Notification and Report Forms relating to the Merger and any other transactions contemplated by this Agreement as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control Laws of any other applicable jurisdiction, as agreed to by the parties hereto. Company and Parent each shall promptly (i) supply the other with any information which may be required in order to effectuate such filings; and (ii) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate. Each of Company and Parent shall use all commercially reasonable efforts to cause the early termination or expiration of the waiting periods applicable to all such filings as soon as reasonably practicable.

          (b) Each of Company and Parent shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement. In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of Company and Parent shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such Action.

     6.17 Separation Agreements. The parties will use all commercially
          ---------------------
reasonable efforts to execute all agreements relating to the Separation in substantially the forms attached hereto as Schedules 1 through 6.
                                           ---------------------

     6.18 Employee Matters.
          ----------------

          (a)  Transferred Employees. Non-Transferred Employees. Within twenty
               ---------------------
(20) days prior to the Company Stockholders' Meeting, Parent shall provide to Company a list of all corporate employees providing services to the HDD Business (the "Corporate HDD Employees") and all other employees primarily engaged in the HDD Business up to a maximum of 2,600 individuals (the "Non-Corporate HDD Employees"). Commencing not later than thirty (30) days prior to the Redemption Date, Company shall notify Parent of the names of the Non-Corporate HDD Employees and Corporate HDD Employees to whom Company (in its sole discretion) and Spinco shall make written offers of employment (the "Spinco Offerees"). Spinco and the Company agree to hire the Spinco Offerees who accept their offer of employment in writing. The Company agrees to hire, or be responsible for the Approved Severance Costs (as provided in Section 6.18(b) below) of the Non-
                                         ---------------
Corporate HDD Employees and 535 Corporate HDD Employees provided that such Corporate HDD Employees shall be identified by the Company in its sole discretion ("Identified Corporate HDD Employees"). Parent agrees to use commercially reasonable efforts to assist the Company and Spinco with the delivery of written offers of employment. Spinco Offerees and Identified Corporate HDD Employees who accept their employment offers in writing and commence work with Spinco or the Company pursuant to such offers shall be referred to herein as "Transferred Employees." All other Non-Corporate HDD Employees and Identified Corporate HDD Employees shall be referred to herein as "Non-Transferred Employees."

          (b)  Certain Terminations of Employment of Non-Transferred Employees.
               ---------------------------------------------------------------
In the event that any Non-Transferred Employee is terminated by Parent primarily because of the transaction contemplated by this Agreement within thirty (30) days prior to the Effective Time but after the signing of this Agreement, or in the case of any Non-Transferred Employee who is terminated within nine (9) months after the Effective Time (the "Discharge Period"), then the Company shall be responsible for severance costs payable pursuant to the severance policy agreed to by Parent and Company and attached as
Schedule 6.18(b) of the Parent Schedules (the "Approved Severance Costs") for
----------------
such employee, provided, however, that the aggregate number of Identified Corporate HDD Employees for whom Company has responsibility to pay Approved Severance Costs shall not exceed 535 less the number of Identified Corporate HDD Employees who are Transferred Employees. Parent shall disclose to the Company the Non-Transferred Employees terminated or to be terminated within the Discharge Period prior to the Effective Time. Parent shall withhold an amount equal to the Approved Severance Costs from the monies otherwise transferable to Spinco pursuant to the transfer of the HDD Business as specified in Section 2.1
                                                                    -----------
hereof to pay for such Approved Severance Costs (the "Severance Reserve"). Following the Discharge Period, Parent shall provide the Company with a final accounting of the Approved Severance Costs associated with terminations of employment of the Non-Transferred Employees (the "Actual Severance"). Parent shall issue a check or an invoice to the Company for the difference (including interest at 6.20%), if any, between the Severance Reserve and the Actual Severance. Company agrees to pay Parent for fifty percent (50%) (one hundred percent (100%) for Messrs. Gannon and Shoquist) of the severance costs, up to the maximum Company payment reflected on Parent Schedule 6.18(b), associated
                                                ----------------
with the termination of employment of those members of Parent's senior management team as agreed to and set forth on Parent Schedule 6.18(b)
                                                     ----------------
("Identified Senior Management") that arise primarily due to the transactions contemplated by this Agreement and which termination occurs within 9 months following the Effective Time. Notwithstanding the foregoing, in the event any member of Identified Senior Management (i) becomes employed by Company within the Discharge Period, or (ii) rejects a Company employment offer within the Discharge Period for a position with comparable pay and within forty (40) miles of such member's current office location, the Company will not be required to pay Parent for severance costs associated with such person. Except for the Approved Severance Costs and except as otherwise specified in this Agreement, the Company is not responsible or liable for any claim for severance benefits or other cash or equity compensation under any severance plan, program, policy or arrangement maintained by Parent or agreement covering severance or change of control benefits between Parent and any individual providing services to Parent.

          (c)  Liability for Terminated Employees. Parent shall be responsible
               ----------------------------------
and assume all liability for all notices, benefits or payments (other than those required to be paid by the Company pursuant to Section 6.18(b) above) due to any
                                               ---------------
Non-Transferred Employees, and all notices, payments, fines or assessments due to any government authority, pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees by Parent prior to the Effective Date, including but not limited to the Worker Adjustment and Retraining Notification Act and COBRA and any rules or regulations thereunder. Such severance benefits shall be made consistent with the severance methodology for such individuals discussed with the Company prior to the signing of this Agreement. The Company and Spinco shall be responsible and assume all liability for all notices, benefits or payments due to any Transferred Employees, and all notices, payments, fines or assessments due to any government authority, pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees by the Company or Spinco after the Effective Time, including but not limited to the Worker Adjustment and Retraining Notification Act and COBRA and any rules or regulations thereunder.

          (d)  401(k) Plan-to-Plan Transfer. Parent and Company each covenant
               ----------------------------
and agree, as soon as administratively feasible following the Effective Time, as follows: (i) to facilitate a plan-to-plan transfer of the account balances of Transferred Employees in Parent's 401(k) plan; (ii) Parent agrees to provide the Company with information concerning the Transferred Employees who are participants in the Parent 401(k) Plan, including such participants' Parent 401(k) Plan account balances, vesting, outstanding loan balances, and any additional information which may be necessary in order to administer a transfer of assets; and (iii) Parent and the Company shall make reasonable efforts to take any and all actions necessary to accomplish the plan-to-plan transfer as soon as administratively feasible following the Effective Time.

     6.19 Affiliate Agreements. Parent will use commercially reasonably efforts
          --------------------
to cause its Affiliates to execute and deliver agreements with the Company in a form customary for transactions of the nature of the Merger and reasonably acceptable to both parties prior to the Closing.

                                  ARTICLE VII
                           CONDITIONS TO THE MERGER

     7.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of the following conditions:

          (a)  Stockholder Approvals. The Company Stockholder Proposal shall
               ---------------------
have been approved at the Company Stockholders' Meeting by the Company Requisite Vote and the Parent Stockholder Proposal shall have been approved at the Parent Stockholders' Meeting by the Parent Requisite Vote.

          (b)  Registration Statement Effective; Proxy Statement. The SEC shall
               -------------------------------------------------
have declared the Registration Statement effective in accordance with the provisions of the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (c)  HSR Act and Comparable Laws. All waiting periods, if any, under
               ---------------------------
the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated and clearance for such transactions shall have been obtained under the comparable Laws of any foreign countries where consummation of such transactions prior to such clearance would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company or Parent.

          (d)  Insurance Opinion. The Insurance Opinion shall have been re-
               -----------------
issued to Company and Parent and re-dated at and as of the Closing without any adverse qualifications or modifications.

          (e)  Tax Opinions. Company and Parent shall each have received
               ------------
substantially identical written opinions from their counsel, Gray Cary Ware & Freidenrich LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, respectively, in form and substance reasonably satisfactory to each, to the effect that the Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Company or Parent does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (f)  Nasdaq Listing. The shares of Company Common Stock issuable to
               --------------
stockholders of Spinco in connection with the Merger and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

          (g)  Separation and Redemption. The Separation and the Redemption
               -------------------------
shall have been consummated in accordance with the terms and provisions of the Form of Separation and Redemption Agreement attached hereto as Schedule 2.
                                                               ----------

          (h)  Insurance Policy. The Insurance Policy shall have been issued and
               ----------------
be in full force and effect.

          (i)  No Orders. No Order shall be in effect and no person shall have
               ---------
initiated any Action seeking an Order.

     7.2  Additional Conditions to Obligations of Company. The obligation of
          -----------------------------------------------
Company to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a)  Representations and Warranties. (i) The representations and
               ------------------------------
warranties of Parent and Spinco contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Spinco or the HDD Business; (ii) the representations and warranties of Parent and Spinco contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Spinco; (iii) the representations, warranties and certifications of Parent incorporated by reference into the Insurance Opinion shall have been true and correct as of the date of the Insurance Opinion, and shall be true and correct on and as of the Effective Time, except in any respect that would not reasonably be expected to alter any of the conclusions set forth in the Insurance Opinion; and (iv) Company shall have received a Certificate with respect to the foregoing signed on behalf of Parent and Spinco by their respective Chief Executive Officers and by the Chief Financial Officers of Parent.

          (b) Agreements and Covenants. Parent and Spinco shall have performed
              ------------------------
or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Company shall have received a Certificate to such effect signed for on behalf of Parent and Spinco by the Chief Executive Officer and the Chief Financial Officer of Parent and Spinco, as applicable.

     7.3  Additional Conditions to the Obligations of Parent and Spinco. The
          -------------------------------------------------------------
obligations of Parent and Spinco to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties. (i) The representations and
               ------------------------------
warranties of Company contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company; (ii) the representations and warranties of Company contained in this Agreement (without giving effect to any qualifiers and exceptions therein relating to materiality or Material Adverse Effect) shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company; (iii) the representations, warranties and certifications of Company incorporated by reference into the Insurance Opinion shall have been true and correct as of the date of the Insurance Opinion, and shall be true and correct on and as of the Effective Time, except in any respect that would not reasonably be expected to alter any of the conclusions set forth in the Insurance Opinion; and (iv) Parent shall have received a Certificate with respect to the foregoing signed on behalf of Company by its President and its Chief Financial Officer.

          (b)  Agreements and Covenants. Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a Certificate to such effect signed for and on behalf of Company by the President and the Chief Financial Officer of Company.

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time of the Merger, whether before or after adoption and approval of this Agreement and approval of the Merger by the stockholders of Parent or the approval of the issuance of shares of Company Common Stock in connection with the Merger by the stockholders of Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent if the Merger shall not have been consummated by June 30, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any
                                --------------
party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (c) by either Company or Parent if a Governmental Authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either Company or Parent if the Company Requisite Vote is not obtained upon a vote taken on the Company Stockholder Proposal at the Company Stockholders' Meeting (or at any adjournment or postponement thereof) or the Parent Requisite Vote is not obtained upon a vote taken on the Parent Stockholder Proposal at the Parent Stockholders' Meeting (or at any adjournment or postponement thereof); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party
                           --------------
where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a material breach of this Agreement;

          (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Spinco set forth in this Agreement, or if any representation or warranty of Parent or Spinco shall have become untrue, in either case such that the conditions set forth in Section
                                                                    -------
7.2(a) or Section 7.2(b) hereof would not be satisfied as of the time of such
------    --------------
breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in the representations and warranties of Parent and Spinco or breach by Parent or Spinco is curable by Parent or Spinco through the exercise of their respective commercially reasonable efforts, then Company may not terminate this Agreement pursuant to this Section 8.1(e) for thirty (30) calendar days after delivery of written
     --------------
notice from Company to Parent and Spinco of such breach, provided Parent and Spinco continue to exercise their respective commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by Parent or Spinco is
                           --------------
cured during such thirty (30) calendar day period);

          (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b)
                                           --------------    --------------
hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement pursuant to this Section 8.1(f) for thirty (30) days after delivery of written notice from
     --------------
Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if such breach
                                                  --------------
by Company is cured during such thirty (30) calendar day period);

          (g) by Parent if a Parent Triggering Event (as defined below) shall have occurred. For all purposes of and under this Agreement, a "Parent Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the approval of the issuance of shares of Company Common Stock in connection with the Merger; (ii) Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Company in favor of the approval of the issuance of shares of Company Common Stock in connection with the Merger; (iii) the Board of Directors of Company shall have failed to reaffirm its recommendation in favor of the approval of the Merger within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement of a Company Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or recommended any Company Acquisition Proposal; (v) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Company Acquisition Proposal or relating to any Company Acquisition Transaction; (vi) a tender or exchange offer relating to securities of Company shall have been commenced by a person unaffiliated with Parent, and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement that Company recommends rejection of such tender or exchange offer; or (vii) Company shall have breached the terms of Section 6.4(a) hereof;
                                                         --------------
or

          (h) by Company if a Company Triggering Event (as defined below) shall have occurred. For all purposes of and under this Agreement, a "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Company its recommendation in favor of the adoption and approval of this Agreement or the approval of the Merger; (ii) Parent shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Parent in favor of the adoption and approval of this Agreement or the approval of the Merger; (iii) the Board of Directors of Parent shall have failed to reaffirm its recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger within 10 business days after Company requests in writing that such recommendation be reaffirmed at any time following the announcement of a Parent Acquisition Proposal; (iv) the Board of Directors of Parent or any committee thereof shall have approved or recommended any Parent Acquisition Proposal; (v) Parent shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Parent Acquisition Proposal or relating to any Company Acquisition Transaction; (vi) a tender or exchange Offer relating to securities of Parent shall have been commenced by a person unaffiliated with Company, and Parent shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement that Parent recommends rejection of such tender or exchange offer; or
(vii) Parent shall have breached the terms of Section 6.4(b) hereof.

     8.2  Notice of Termination; Effect of Termination. Any termination of this
          --------------------------------------------
Agreement pursuant to Section 8.1 hereof shall be effective immediately upon the
                      -----------
delivery of written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement pursuant to Section 8.1
                                                              -----------
hereof, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3 and Article IX hereof, each of which
              -----------  -----------     ----------
shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any party hereto from Liability for any intentional breach of this Agreement.

     8.3  Fees and Expenses.
          -----------------

          (a)  General. Except as set forth in this Section 8.3, all fees and
               -------                              -----------
expenses incurred in connection with this agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred (i) in connection with the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including Financial statements and exhibits) and any amendments or supplements thereto; and (ii) in connection with the filing of the pre-merger notification and report forms under the HSR act.

          (b)  Company Payments.
               ----------------

               (i) Company shall pay to Parent in immediately available funds, within one (1) business day after notice of termination is delivered, an amount equal to $35 million (the "Company Termination Fee") if this Agreement is terminated by Parent pursuant to Section 8.1(g) hereof.
                                 --------------

               (ii) Company shall pay Parent in immediately available funds, within two (2) business days after demand by Parent, an amount equal to the Company Termination Fee, if this Agreement is terminated by Parent or Company, as applicable, pursuant to Section 8.1(b) or Section 8.1(d) hereof as a result
                           --------------    --------------
of the Company Stockholder Proposal not receiving the Company Requisite Vote upon the vote being taken thereon at the Company Stockholders' Meeting (or any adjournment or postponement thereof) and any of the following shall occur:

                     (1) if following the date hereof and prior to the taking of such vote, a third party has publicly announced, and not publicly withdrawn, a Company Acquisition Proposal and within twelve (12) months following the termination of this Agreement a Company Acquisition (as defined below) is consummated; or

                     (2) if following the date hereof and prior to the taking of such vote, a third party has publicly announced, and not publicly withdrawn, a Company Acquisition Proposal and within twelve (12) months following the termination of this Agreement Company enters into an agreement or letter of intent providing for a Company Acquisition.

               (iii) Company acknowledges that the agreements contained in this
Section 8.3(b) are an integral part of the transactions contemplated by this
--------------
Agreement, and that, without these agreements, Parent would have not entered into this Agreement. Accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such
                             --------------
payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 8.3(b), Company shall pay to Parent its
                          --------------
reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of the Chase Manhattan Bank
                  --------------
in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the
                  --------------
event of breach of this Agreement.

               (iv)  For the purposes of this Section 8.3, "Company Acquisition"
                                              -----------
means any of the following transactions (other than the transactions contemplated by this Agreement): (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interest in the surviving or resulting entity of such transaction; (B) a sale or other disposition by Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of Company's assets immediately prior to such sale; or (C) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of Company.

          (c)  Parent Payments.
               ---------------

               (i) Parent shall pay to Company in immediately available funds, within one (1) business day after notice of termination is delivered, an amount equal to $35 million (the "Parent Termination Fee") if this Agreement is terminated by Company pursuant to Section 8.1(h) hereof.
                                  -----------

               (ii) Parent shall pay Company in immediately available funds, within two (2) business days after demand by Company, an amount equal to the Parent Termination Fee, if this Agreement is terminated by Company or Parent, as applicable, pursuant to Section 8.1(b) or Section 8.1(d) hereof as a result of
                        --------------    --------------
the Parent Stockholder Proposal not receiving the Parent Requisite Vote upon the vote being taken thereon at the Parent Stockholders' Meeting (or any adjournment or postponement thereof) and any of the following shall occur:

                     (1) if following the date hereof and prior to the taking of such vote, a third party has publicly announced, and not publicly withdrawn, a Parent Acquisition Proposal and within twelve (12) months following the termination of this Agreement a Parent Acquisition (as defined below) is consummated; or

                     (2) if following the date hereof and prior to the taking of such vote, a third party has publicly announced, and not publicly withdrawn, a Parent Acquisition Proposal and within twelve (12) months following the termination of this Agreement Parent enters into an agreement or letter of intent providing for a Parent Acquisition.

               (iii) Parent acknowledges that the agreements contained in this
Section 8.3(c) are an integral part of the transactions contemplated by this
--------------
Agreement, and that, without these agreements, Company would not have entered into this Agreement. Accordingly, if Parent fails to pay in a timely manner the amounts due pursuant to this Section 8.3(c) and, in order to obtain such
                             --------------
payment, Company makes a claim that results in a judgment against Parent for the amounts set forth in this Section 8.3(c), Parent shall pay to Company its
                          --------------
reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(c) at the prime rate of The Chase Manhattan Bank
                  --------------
in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(c) shall not be in lieu of damages incurred in the
                  --------------
event of breach of this Agreement.

               (iv)  For the purposes of this Section 8.3, "Parent Acquisition"
                                              -----------
means any of the following transactions (other than the transactions contemplated by this Agreement): (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which the aggregate percentage equity interest in the surviving or resulting entity of such transaction held by the former holders of HDD Common Stock represents 50% or less of the aggregate equity interest in Parent represented by their shares of HDD Common Stock immediately before the transaction; (B) a sale or other disposition by Parent of assets representing in excess of fifty percent (50%) of the aggregate fair market value of assets that would have been part of the HDD Business and transferred to Spinco if the Separation had taken place; or (C) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the HDD Common Stock then outstanding.

     8.4  Amendment. Subject to applicable Law, this Agreement may be amended by
          ---------
the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.5 Extension; Waiver. At any time prior to the Effective Time, any party
         -----------------
hereto may, to the extent legally permitted, (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE IX
                              GENERAL PROVISIONS

     9.1  Non-Survival of Representations and Warranties. The representations
          ----------------------------------------------
and warranties of Company, Parent and Spinco contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     9.2  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          (a)  if to Parent or Spinco, to:

               Quantum Corporation
               500 McCarthy Blvd.
               Milpitas, CA 95035
               Attention: General Counsel
               Telephone No.: (408) 894-4000
               Facsimile No.: (408) 232-6798

               with copies to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               One Market, Spear Street Tower
               Suite 3300
               San Francisco, California 94105
               Attention: Larry W. Sonsini, Esq.
                          Michael J. Kennedy, Esq.
               Telephone No.: (415) 947-2000
               Facsimile No.: (415) 947-2099

          (b)  if to Company, to:

               Maxtor Corporation
               510 Cottonwood Drive
               Milpitas, CA 95035
               Attention: General Counsel
               Telephone No.: (303) 678-2050
               Facsimile No.: (303) 678-3111

               with copies to:

               Gray Cary Ware & Freidenrich
               400 Hamilton Street
               Palo Alto, California
               Attention: Diane Holt Frankle, Esq.
                          Henry Lesser, Esq.
               Telephone No.: (650) 833-2400
               Facsimile No.: (650) 327-3699

     9.3  Interpretation. When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity.

     9.4  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party or parties hereto, it being understood that all parties hereto need not sign the same counterpart.

     9.5  Entire Agreement. This Agreement, the Separation Documents and the
          ----------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (ii) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     9.6  No Third Party Beneficiaries. Except as provided in Section 6.12, this
          ----------------------------                        ------------
Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

     9.7  Severability. The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

     9.8  Other Remedies; Specific Performance. Except as otherwise provided
          ------------------------------------
herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the terms of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.9  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     9.10 Assignment. No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, SPINCO AND COMPANY HEREBY
          --------------------
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT,

SPINCO OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     9.12 Release of Merger Sub. Merger Sub is hereby forever unconditionally
          ---------------------
and irrevocably released and discharged from the Original Agreement and from all of its obligations and liabilities thereunder and shall cease for all purposes to be party to this Agreement.

     9.13 Waiver of Certain Inaccuracies. Notwithstanding any other provision of
          ------------------------------
this Agreement, any failure of any of the representations and warranties made by any party in this Agreement to be true and correct in all material respects solely due to the fact that the Original Agreement provided for the merger of Merger Sub with and into Spinco whereas this Agreement contemplates the merger of Spinco with the Company (the "Change in Merger Form") shall not be a breach of, or constitute a failure of condition under, this Agreement, provided, at the Closing, such party shall set forth in its certificate under Section 7.2(a) or
                                                             --------------
7.3(a) (as the case may be) the respects in which its representations and
------
warranties made in this Agreement failed to be true and correct in all material respects at the Closing solely due to the Change in Merger Form, and provided further that nothing herein shall relieve any party of its obligations under
Section 6.7 hereof.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Parent, Spinco Company and Merger Sub have caused this Agreement to be executed by their respective officers thereunto duly authorized, each as of the date first written above.

                                   QUANTUM CORPORATION

                                   By: /s/ Michael A. Brown
                                      --------------------------------
                                   Name: Michael A. Brown
                                        ------------------------------
                                   Title: President & CEO
                                         -----------------------------


                                   INSULA CORPORATION


                                   By: /s/ Michael A. Brown
                                      --------------------------------
                                   Name: Michael A. Brown
                                        ------------------------------
                                   Title: President & CEO
                                         -----------------------------


                                   MAXTOR CORPORATION


                                   By: /s/ Michael R. Cannon
                                      --------------------------------
                                   Name: Michael R. Cannon
                                        ------------------------------
                                   Title: President & CEO
                                         -----------------------------


                                   HAWAII ACQUISITION CORPORATION

                                   By: /s/ Michael R. Cannon
                                      --------------------------------
                                   Name: Michael R. Cannon
                                        ------------------------------
                                   Title: CEO
                                         -----------------------------